EXHIBIT 10.1

LEASE AGREEMENT

McCarran Center, L.C.

(Landlord)

VENTURE CATALYST INCORPORATED

(Tenant)

dated

July 28, 2004

Multi-Tenant - 21

NNN- Lease

TABLE OF CONTENTS

1.	BASIC LEASE TERMS	1

2.	PREMISES	3

3.	TERM	4

4.	RENT AND OPERATING EXPENSES	5

5.	USE	10

6.	COMMON FACILITIES AND VEHICLE PARKING	11

7.	MAINTENANCE, REPAIRS AND ALTERATIONS	13

8.	TAXES AND ASSESSMENTS ON TENANT'S PROPERTY	16

9.	UTILITIES AND SERVICES	17

10.	ASSIGNMENT AND SUBLETTING	17

11.	INSURANCE AND INDEMNITY	19

12.	DAMAGE OR DESTRUCTION	21

13.	EMINENT DOMAIN	22

14.	SUBORDINATION; ESTOPPEL CERTIFICATE	22

15.	DEFAULTS AND REMEDIES	24

16.	END OF TERM	28

17.	PAYMENTS AND NOTICES	29

18.	LIMITATION OF LIABILITY	29

19.	TRANSFER OF LANDLORD’S INTEREST	29

20.	MISCELLANEOUS	29

21.	ARBITRATION	33

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EXHIBIT A-1	PROJECT SITE PLAN

EXHIBIT A-2	THE BUILDING AREA

EXHIBIT B	FLOOR PLAN

EXHIBIT C	TENANT IMPROVEMENT PROCESS AND PROCEDURE

EXHIBIT D	RULES AND REGULATIONS

EXHIBIT E	OPERATING EXPENSES

EXHIBIT F	PARKING

EXHIBIT G	INTENTIONALLY OMITTED

EXHIBIT H	INTENTIONALLY OMITTED

EXHIBIT I	EXTENSION OPTIONS

EXHIBIT J	BROKERS COMMISSION

EXHIBIT K	COMMENCEMENT DATE

EXHIBIT L	MASTER SIGN PLAN

EXHIBIT M	SUBORDINATION AND NON-DISTURBANCE AGREEMENT

EXHIBIT N	TENANT ESTOPPEL CERTIFICATE

ii

LEASE AGREEMENT

THIS LEASE AGREEMENT (“Lease”), dated July 28, 2004, is made by and between McCarran Center, LC (“Landlord”) and VENTURE CATALYST INCORPORATED (“Tenant”).

1. Basic Lease Terms

1.1.	Premises Address:

7150 Pollock Drive, Suite 104

Las Vegas, NV 89119

1.2.	Rental Area:

Premises Rentable Sq. Ft.: 6,048 RSF

1.3.	Building Designation:

Building Number: Building 21

Building Rentable Sq. Ft.: 23,232 RSF

Building Area Acreage: 2.127 acres

1.4.	Project:

Project Acreage: 42.66 acres

The Project Acreage is subject to modification due to the addition or deletion of acreage.

1.5.	Project Site Plan:

EXHIBIT A-1

1.6.	Premises Floor Plan:

EXHIBIT B

1.7.	Term:

The Initial Term of this Lease will be for a period of sixty-one (61) months. The first month of Monthly Base Rent shall be abated.

1.8.	Estimated Commencement Date:

The estimated date of Tenant’s occupancy is October 1, 2004. The Commencement Date shall be the earlier of: (a) fourteen (14) days following the date Tenant is permitted unrestricted access to the Premises for fixturization; or (b) the date Tenant commences operation of its business in the Premises.

1.9.	Parking Allocation:

Twenty-five (25) standard parking spaces. Covered/Reserved parking shall be available to Tenant at a cost of $35.00 per space per month during the Initial Term and any exercised Option Terms of the Lease.

1.10.	Option to Renew:

EXHIBIT I: Two (2) Option Terms of thirty-six (36) months each.

1.11.	Base Rent:

The Base Rent shall be $7,560 per month during the Initial Term of the Lease. Concurrent with the mutual execution of this Lease Agreement, Tenant shall provide Landlord with the first month’s Base Rent, which shall be applied at the Commencement Date.

1.12.	Rent Adjustments:

The annual Base Rent increase shall be fixed at three percent (3%) per annum over the prior year. Other adjustments and additions to the Base Rent paid during the Lease term are set forth in Section 4.

1.13.	Rules and Regulations:

EXHIBIT D

1.14.	Operating Expenses:

Operating Expenses are identified in Section 4.1. Tenant’s prorata share of the Project and Building expenses are calculated in EXHIBIT E to be:

Group I, Project %: 1.30%

Group II, Building %: 26.03%

1.15.	Security Deposit:

Concurrent with the mutual execution of this Lease Agreement, Tenant shall provide Landlord with the Security Deposit in the form of an Irrevocable Letter of Credit in the amount of $43,360. Landlord shall retain the Security Deposit as set forth in Section 4.4.

1.16.	Permitted Use:

Light Industrial and Commercial Office Use subject to Section 5.1.

1.17.	Addresses for Payments, Notices and Deliveries:

Landlord:

McCARRAN CENTER, LC

2300 W. Sahara, Box One

Las Vegas, NV 89102

Tenant:

VENTURE CATALYST INCORPORATED

591 Camino de la Reina, Suite 418

San Diego, CA 92108

1.18.	Brokers:

The Broker is set forth in EXHIBIT J.

1.19.	Landlord’s Improvements:

EXHIBIT C and subject to Section 7.

Tenant Improvement Allowance: $5.00 per USF or $30,240.

Based on Tenant’s final design and construction specifications, the total cost of the Tenant Refurbishments may exceed this Allowance. Landlord shall manage and supervise construction of such Tenant Refurbishments and shall charge a five percent (5%) fee for such services.

1.20.	Tenant’s Improvements:

EXHIBIT C and subject to Section 7.

2. Premises

2.1.	Leased Premises:

Landlord leases to Tenant the “Premises” at the address set forth in Section 1.1 and containing the rentable area set forth in Section 1.2. The Premises are located in the “Building”, which together with underlying real property is called the “Building Area” and is a portion of the “Project” as described in Section 1.4. The Premises, Building and the Project are further depicted in Exhibits A-1, A-2 and B. If, upon completion of the space plans for the Premises, Landlord determines that the Premises differs from Section 1.2, then Landlord shall so notify Tenant and the impacted terms of the Lease shall be promptly adjusted by amendment. The rentable area of the Premises is determined by measuring: (i) to the “drip line” of the Building’s exterior walls, which includes the area contained within exterior entry alcoves, and (ii) to the centerline of all walls separating the Premises from other tenant’s premises.

2.2.	Delivery and Acceptance of Premises:

Landlord shall deliver the Premises to Tenant, on the Commencement Date as defined in Section 3.1 with the Common Facilities and Common Building Areas referred to in Section 6 in good operating condition. In the event it is reasonably determined that this warranty has been violated and such violation was not caused by Tenant or its agents, then it shall be the obligation of the Landlord, after receipt of written notice from Tenant setting forth with specificity the nature of the violation, to promptly rectify such violation at Landlord’s sole cost. Tenant’s failure to give such written notice to Landlord within six (6) months after the Commencement Date shall cause the conclusive presumption that Landlord has complied with Landlord’s obligations hereunder unless said defect cannot be ascertained within six (6) months of the Commencement Date, in which case Tenant shall notify Landlord of such defect within thirty (30) days of detection of the defect.

Except as otherwise provided in this Lease, Tenant accepts the Premises in their existing condition as of the Commencement Date or, alternatively, the date that Tenant takes possession for the construction of its improvements. Landlord warrants that the Premises are zoned MD, under the Clark County zoning ordinances, Chapter 29.38, and that on the date of delivery of possession of the Premises to Tenant, the Premises shall be in compliance with all applicable laws, ordinances, regulations and governmental requirements relating to the use, condition and occupancy thereof. Tenant receives the Premises subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating Tenant’s use of the Premises.

2.3.	Building Name and Address:

Tenant shall not utilize any name selected by Landlord from time to time for the Building and/or the Project as any part of Tenant’s corporate or trade name. Landlord shall have the right to change the name of the Project or the address of the Building without notice or liability. However, Landlord shall only change the address of the Building if reasonably required by governmental authority. Landlord agrees not to utilize the name or trademark of Tenant, its subsidiaries or affiliates without Tenant’s written approval.

3. Term

3.1.	Initial Term and Commencement Date:

The term of occupancy shall be for the period shown in Section 1.7, (“Initial Term”). Subject to the provisions of Section 3.2, 3.3 and Exhibit C, the Initial Term shall begin on the “Commencement Date”, defined as the earlier of (i) fourteen (14) days following the date Tenant is permitted unrestricted access to the Substantially Complete Premises, or (ii) the date Tenant commences use of the Premises for business operations.

The term “Substantially Complete” as used in this Lease or the attached Exhibits shall mean: (i) the shell and core of the Building are complete and in compliance with all applicable federal, state and local laws (ii) all Building Systems (defined in Section 9) are operational to the extent necessary to service the Premises, (iii) Landlord has provided reasonable unrestricted access to the Premises for the conduct of Tenant’s business operations, (iv) Landlord has performed all of Landlord’s Work as required in Exhibit C (punch list items excepted), and (v) Landlord has obtained a Certificate of Occupancy or its equivalent, except to extent delayed by any Tenant Delay.

Within twenty (20) days after Tenant’s occupancy of the Premises for business purposes, the parties shall execute Exhibit K, provided by Landlord, which shall state the Commencement Date and the expiration date (“Expiration Date”) of the Lease. Tenant’s failure to execute that form shall not affect the validity of Landlord’s reasonable determination of those dates.

3.2.	Delay in Possession and Tenant Delay:

Notwithstanding the provision of Section 3.1, if Landlord, for any reason, cannot tender possession of the Premises to Tenant on/or before the Estimated Commencement Date, this Lease shall not be void or voidable and Tenant shall not be liable for any Base Rent until Landlord delivers possession of the Substantially Complete Premises. If Landlord does not deliver possession of the Premises to Tenant within sixty (60) days after the Estimated Commencement Date, Tenant may elect to cancel this Lease by giving written notice to Landlord within ten (10) days after the sixty (60) day period ends. If Tenant gives such notice, the Lease shall be canceled and neither Landlord nor Tenant shall have any further obligations to the other. However, if Landlord’s failure to so deliver possession on the Commencement Date is attributable to a Tenant Delay, Landlord shall be entitled to full performance by Tenant (including the payment of Base Rent) from the Estimated Commencement Date.

The term “Tenant Delay” as used in this Lease and the Exhibits shall mean any delay that Landlord may encounter in the performance of Landlord’s obligations hereunder because of an act or omission by Tenant or its agents or contractors, including any: (i) delay attributable to changes in or additions to the approved Space Plan (as defined in Exhibit C); (ii) delay attributable to the postponement of Landlord’s Work at the request of Tenant; (iii) delay by Tenant in the submission of information or approvals within the time limits set forth in Exhibit C; and (iv) delay attributable to the failure of Tenant to pay, when due, any amounts required to be paid pursuant to this Lease or the Exhibits.

3.3.	Early Occupancy:

Early occupancy of the Premises shall not advance the expiration date of this Lease. Landlord shall permit Tenant reasonable access to the Premises for the installation of fixtures and equipment prior to the estimated date of Tenant’s occupancy as set forth in Exhibit C.

3.4.	Extension Options:

Tenant’s exercise of an option to extend the term of the Lease, as set forth in Exhibit I, is conditioned as follows:

Uncured Defaults: No uncured default shall exist at the time of the exercise of an Extension Option.

Written Notice: Tenant shall give written notice of the exercise of an option to extend no later than six (6) months prior to the expiration of the immediately preceding term. If said notification is not timely given, all options to extend the term shall automatically expire without further notice.

4. Rent and Operating Expenses

4.1.	Base Rent:

From and after the Commencement Date, Tenant shall pay without deduction or offset the Base Rent set forth in Section 1.11, including subsequent adjustments and additions as called for herein. The Base Rent shall be due and payable on the first day of each month. If the Commencement Date occurs on a day other than the first day of the month, the first installment of Base Rent shall include rent for both the fractional month, if any, starting with the Commencement Date and the following calendar month. No demand, notice or invoice shall be required.

4.2.	Operating Expenses and Rent Adjustments:

a.	Payment of Operating Expenses

Tenant shall pay to Landlord during the term hereof, in addition to the Base Rent, Tenant’s prorata share of all Operating Expenses, as hereinafter defined.

b.	Tenant’s Prorata Share

Tenant’s prorata share of the Operating Expenses is set forth in Section 1.14 and calculated in Exhibit E. Group 1 expenses are those associated with the operation of the access and landscape areas of the Building in common with other buildings in the Project. Group II expenses are those associated solely with the operation of the Building, including the Premises.

c.	Operating Expenses

The term, “Operating Expenses” shall mean all costs of any kind paid or incurred by Landlord in operating, cleaning, equipping, protecting, lighting, repairing, replacing, heating, air-conditioning, and maintaining the Building and its Common Facilities (as defined in Section 6) in a first class condition, and a prorata portion of the Operating Expenses for all common areas within the Project as provided in Exhibit E or otherwise reasonably determined by Landlord, including by way of illustration but not limitation: (i) the cost of providing, managing, maintaining and repairing all structural and mechanical portions and components of the Building including, without limitation, heating and air conditioning systems, plumbing and all other utilities and the cost of supplies, equipment, maintenance and service contracts in connection therewith; (ii) a pro rata portion of the cost of: repairs and general maintenance of all landscaping, parking areas, structures and signs, and trash removal; (iii) the cost of “all risk” property insurance, including fire, extended coverage, boiler, sprinkler, apparatus, public liability, property damage, and other insurance as customary in Clark County, NV; (iv) wages, salaries and other labor costs including taxes, insurance, retirement, medical and other employee benefits for individuals providing direct repair, maintenance and upkeep services to the Building and Project on either a part or full time basis; (v) a management fee consistent with the industry standard for office park management by a national or regional office management company providing such services in Clark County whether such management services are provided by Landlord or a third party; (vi) the cost of supplying, replacing and cleaning employee uniforms; (vii) a pro rata portion of the actual cost of the Project manager’s offices or maintenance space in the Project provided said offices and space are devoted solely to the management, operation, maintenance or repair of the Project and the costs of the office are shared by all areas within the Project or other Buildings under common ownership and management being serviced thereby; (viii) the cost of business licenses and similar taxes; (ix) any costs or fees imposed, assessed or levied pursuant to any applicable laws; (x) a prorata portion of any charges which are payable by Landlord pursuant to a service agreement with the County of Clark for services which are provided directly to the Project; (xi) the reasonable costs of contesting the validity or applicability of any governmental enactment which would increase Operating Expenses; (xii) personal property taxes and the cost of depreciation or the rental expense of personal property used in the maintenance, operation and repair of the Building and Project. (xiii) the Real Property Taxes attributed to the Building on a fully assessed basis. For purposes of computing rent adjustments pursuant to this Article, Operating Expenses for the entire Project shall be allocated and charged to Tenant in accordance with generally accepted accounting principals (GAAP) and expressed as an amount per square foot of Rentable Area.

Exclusions from Operating Expenses

The following items shall not be included in Operating Expenses: (i) any expenses which under general accounting practices would not be considered a maintenance, repair and/or operating expense for a multi-tenant commercial office facility, excluding therefrom the Special Improvements set forth in subsection 4.2.d, (ii) costs associated with the operation of the business of the entity which constitutes the “Landlord”, including, but not limited to, the legal and accounting costs associated with the leasing, selling, syndicating, financing, mortgaging, or hypothecating of any of Landlord’s interest in the Building or Project, the costs of disputes between Landlord and its tenants, (iii) costs of any services provided to tenants in the Building for which Landlord is entitled to reimbursement, (iv) expenses in connection with services provided solely to the premises of other tenants which are of no benefit to Tenant, (v) depreciation and/or amortization of the Building, except as set forth in subsection 4.2.d, (vi) the cost of repairs or other work incurred by reason of fire, windstorm or other casualty, but only to the extent reimbursed by insurance, (vii) Landlord’s gross receipts taxes, personal and corporate taxes, inheritance and estate taxes, franchise, gift or transfer taxes, (viii) the cost of preparing any space for any tenant or prospective tenant of the Project or costs associated with any space presently deemed to be rentable space; (ix) costs incurred in leasing or obtaining new tenants or retaining existing tenants, including leasing commissions, attorneys’ fees, or the cost of advertising and promotion; (x) attorneys’ fees incurred in enforcing the terms of any lease; (xi) any amount paid to an entity or individual affiliated with Landlord which exceeds the amount which would be paid for similar goods or services on an arms-length basis between unrelated parties; (xii) the cost of correcting defects in construction of the Project whether or not covered by any warranty; (xiii) any cost incurred to test, clean up, contain, abate, remove or undertake any other remedial action as a result of the violation of any environmental law or regulation applicable to the Project which is not the fault of Tenant.

Landlord shall have the right, from time to time, to allocate some or all of the Operating Expenses for the Project among different portions, such as office or retail portions, of the Project (“Cost Pools”), in accordance with commercially reasonable accounting practices. The Operating Expenses within each such Cost Pool shall be allocated and charged to the tenants within such Cost Pool as an amount per square foot of Rentable Area, based on the total Rentable Area within such Cost Pool.

d.	Special Improvements

During the term of the Lease, Tenant shall pay as Additional Rent an amount equal to the product of (i) the Special Improvement Amortization per square foot of Rentable Area in the Building, multiplied by (ii) the square feet of Rentable Area in the Premises.

“Special Improvements” shall mean any equipment, device or other improvement acquired or installed subsequent to the commencement of the construction of the Building or other relevant portion of the Project which benefits all tenants of the Building and is necessary (i) to achieve direct cost savings in the operation, maintenance and repair of the Building or such relevant portion of the Project, or (ii) to comply with any government mandated statute, ordinance, code, controls or guidelines enacted subsequent to the commencement of the construction of the Building or other relevant portion of the Project, if the cost thereof is capitalized on the books of Landlord in accordance with commercially reasonable accounting practices.

“Special Improvement Amortization” shall mean the actual cost, including reasonable financing costs, of each Special Improvement acquired by Landlord multiplied by the constant annual percentage required to fully amortize such cost over the useful life of the Special Improvement. The Special Improvement Amortization shall be allocated to the Operating Expenses in accordance with commercially reasonable accounting practices and as an amount per square foot of rentable area.

e.	Real Property Taxes

Tenant shall pay as an Operating Expense the product of (i) the Real Property Taxes per square foot of Rentable Area in the Building for each lease year, multiplied by (ii) the number of square feet of Rentable Area in the Premises.

“Real Property Taxes” shall mean all taxes, assessments (special or otherwise) and charges levied upon or with respect to the Project and Building Area as explained in Exhibit E. Real Property Taxes shall include, without limitation, any tax, fee or excise on the act of entering into this Lease, on the occupancy of Tenant, the Base Rent hereunder or in connection with the business of owning and/or renting space in the Project which are now or hereafter levied or assessed against Landlord by the United States of America, the State of Nevada or any political subdivision, public corporation, district or other political or public entity, and shall also include any other tax, assessment, fee or excise, however described (whether general or special, ordinary or extraordinary, foreseen or unforeseen), which may be levied or assessed in lieu of, as a substitute for, or as an addition to, any other Real Property Taxes. Landlord may pay any such special assessments in installments when allowed by law, in which case Real Property Taxes shall include any interest charged thereon. Real Property Taxes shall also include reasonable legal fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Real Property Taxes. Real Property Taxes shall not include income, franchise, transfer, inheritance or capital stock taxes, unless, due to a change in the method of taxation, any of such taxes are levied or assessed against Landlord in lieu of, or as a substitute for, or as an addition to, any other tax which would otherwise constitute a Real Property Tax.

f.	Annual Statement: Project Operating Expenses

Following the conclusion of each calendar year, but no later than April 1st, Landlord shall furnish to Tenant a statement showing the actual Operating Expenses for the previous calendar year, and any charge or credit to Tenant necessary to reflect the actual Operating Expenses. If the statement reveals an underpayment, Tenant shall pay Landlord the amount of the underpayment (whether or not the Lease has expired or been terminated) within thirty (30) days of written notice. If the statement shows an overpayment, Landlord shall credit the next monthly rent payment of Tenant, or, if the term of the Lease has expired, refund the overpayment to Tenant within thirty (30) days of this determination.

To the extent that Tenant is not in default under the terms of this Lease and in the event Tenant’s pro rata share of Operating Expenses increases by more than seven (7) percent in any Lease Year, Tenant shall be entitled, not later than sixty (60) days following the receipt of the Operating Expense statement in question and upon ten (10) days notice, to retain an independent certified public accountant or other competent real estate professional applying generally accepted industry practices, who is not contracted or compensated on a contingency fee basis, to audit Landlord’s Operating Expense records for the calendar year in question at Landlord’s business office and during regular business hours. The Operating Expenses of any calendar year shall be subject to audit not more than once with such audit occurring not more than two (2) years after the expiration of such calendar year. Tenant shall deliver to Landlord a copy of the results of such audit within ten (10) days of its receipt by Tenant. Should the audit determine, to the reasonable satisfaction of Landlord, that Tenant was over-charged, then, within fifteen (15) days of Landlord’s inspection of the audit, Landlord shall credit Tenant the amount of such over-charge toward the payments of Base Rent and Additional Rent next coming due under the Lease.

Should the audit determine that Tenant has been under-charged, Tenant shall reimburse Landlord for such amount as Additional Rent next coming due under the Lease. Tenant agrees to pay the cost of the audit, unless the audit determines that Landlord’s calculation of all Operating Expenses was in error by more than four percent (4%), in which case Landlord shall pay for the audit. Subtenants shall not be permitted to conduct an audit and Landlord approved assignees may only conduct audits for their specific period of possession.

g.	Final Determination

Even though the Lease has terminated and Tenant has vacated the Premises, when the final determination is made of Tenant’s share of Operating Expenses for any prior calendar year in which the Lease terminates, Tenant shall within thirty (30) days of receipt of written notice pay the entire increase due over the estimated expenses paid. Conversely, any overpayment by Tenant shall be rebated to Tenant within thirty (30) days of such determination, but not later than April 15th of the year following the termination.

4.3.	Cost of Living Increases:

Upon the expiration of each twelve (12) month period of the Initial Term thereafter, the monthly rent to be paid by Tenant during the operative lease year shall be adjusted as set forth in Section 1.12.

4.4.	Security Deposit:

Concurrent with Tenant’s execution of the Lease, Tenant shall deposit with Landlord, as a security deposit, the sum shown in Section 1.15. Said sum shall be held by Landlord as security for Tenant’s faithful performance of all the terms, covenants and conditions of this Lease. If Tenant defaults with respect to any provision of this Lease, Landlord may (but shall not be required to) use, apply or retain all or any part of the security deposit for the payment of rent, or other charges or sums due under this Lease, including, without limitation, any loss, damage, cost or expense (including reasonable attorneys’ fees) which Landlord may suffer or incur by reason of Tenant’s default. If any portion of said security deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit a certified or cashier’s check with Landlord in an amount sufficient to restore the security deposit to its original amount and Tenant’s failure to do so shall be a default under this Lease. Landlord shall not be required to keep the security deposit separate from its general funds and Tenant shall not be entitled to interest on such deposit. If Tenant shall, at any time during Tenant’s occupancy, demonstrate that Tenant has maintained Three (3) quarters of positive cash flow from business operations has a positive net worth (total assets exceeding total liabilities) then the security deposit described in Section 1.15 shall be released to Tenant. If, upon the termination of this Lease, Tenant has fully and faithfully performed every provision of this Lease to be performed by it, the security deposit or any balance thereof after deduction hereunder by Landlord shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within a reasonable time following expiration of the Lease Term; provided, that in the event this Lease shall be terminated by, or upon the default of, Tenant, the security deposit shall be retained by Landlord and all of Tenant’s interest therein shall terminate. In the event of termination of Landlord’s interest in this Lease, Landlord shall transfer said deposit to Landlord’s successor in interest.

4.5.	Option Rent:

As set forth in Exhibit I attached hereto and incorporated herein.

5. Use

5.1.	Use:

Tenant shall use the Premises for light industrial and commercial office purposes or such other purposes as stated in Section 1.16. Tenant shall not use or occupy the Premises in violation of the rules and regulations set forth in Exhibit D. Tenant shall not do or permit anything within the Premises which will cause the cancellation of or increase the existing rate of fire or other insurance upon the Premises or Building. Tenant shall not obstruct or interfere with the reasonable rights of other tenants or occupants of the Building or Project. Tenant shall prevent odors, emissions, fumes, liquids or other substances or excessive noise from extending beyond the Premises. Tenant shall refrain from using or permitting the use of the Premises or any portion thereof as living quarters, sleeping quarters or for lodging purposes. Tenant shall, at its sole cost and expense, comply in all material respects with all applicable laws, ordinances, and regulations related to its occupancy and use of the Premises now or hereafter in force. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated such applicable laws, ordinances and regulations shall be conclusive of that fact as between Landlord and Tenant. Tenant shall indemnify and hold Landlord harmless from and against, all reasonable expenses (including reasonable attorneys’ fees), fines and damages incurred or arising from Tenant’s failure to promptly comply with its obligations under this Section.

5.2.	Hazardous Materials:

Neither party to this Lease shall cause or knowingly permit any Hazardous Materials (as defined below) to be brought upon, kept or used in or about the Building, Project or Premises unless such Hazardous Materials are (i) necessary for that parties business or for the maintenance, repair or cleaning of the Project and Buildings situated therein, and (ii) will be used, kept and stored in a manner that complies with all Hazardous Material Laws (as defined below). Should a party fail to fulfill its obligations as stated herein with regard to Hazardous Materials, then such party shall indemnify, defend and hold harmless the other party, including its partners, affiliates, employees, contractors, representatives, lenders, successors and assigns (collectively, the “Indemnified Parties”), from any and all claims, judgments, penalties, fines, and losses including reasonable attorneys’ fees, consultant and expert fees. This indemnification includes, without limitation, the costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision or required to return the property to the condition existing prior to the introduction of any such Hazardous Materials. The obligations of the parties hereunder shall survive the expiration or earlier termination of the Lease.

Tenant and Landlord shall comply in all material respects with all applicable federal, state and local laws, ordinances and regulations (“Hazardous Materials Laws”) relating to industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, disposal or transportation of any oil or petrochemical products, PCB, flammable materials, explosives, asbestos, urea formaldehyde, radioactive materials or waste, or other hazardous, toxic, contaminated or polluting materials, substances or wastes, including, without limitation, any substances defined as or included in the definition of “Hazardous Materials”, “toxic substances” or “chemicals known to the State to cause cancer or reproductive toxicity” under any such Hazardous Materials Laws (collectively, “Hazardous Materials”).

5.3.	Signs:

Tenant shall place a Building standard/ADA approved sign at the main entrance of the Premises (“Premises Signage”). Unless otherwise set forth herein or provided for in the original construction or improvement plans and specifications approved by Landlord and Tenant hereunder, Tenant shall not place any signs, awnings or advertising matter on the exterior walls, exterior doors/windows, or roof of the Building (“Building Signage”) without Landlord’s prior written consent. Building Signage shall conform to the “Master Sign Plan” set forth in Exhibit L, (subject to government amendment). The cost of Premises Signage and Building Signage shall be Tenant’s sole responsibility, including: (i) the cost of installation and electrical connections thereto, (ii) the cost of reasonable periodic maintenance, (iii) the cost of removal upon the termination of the Lease, and (iv) the cost of repairing or repainting any visible impairment to the Building resulting from the installation or removal of Tenant’s Building Signage. Landlord hereby reserves the exclusive right to control the use of the roof and exterior walls of the Building. Landlord reserves the right to remove any Building Signage not in compliance with the Master Sign Plan. All reasonable costs and expenses incurred by Landlord due to such removal shall be paid by Tenant in the next month’s Additional Rent. Landlord reserves the right to remove Building Signage during any period of Building repair, restoration or construction, provided that Landlord immediately restores such signage upon completion of Landlord’s work.

6. Common Facilities and Vehicle Parking

6.1.	Operation and Maintenance of Common Facilities:

During the Term, Landlord shall operate and maintain all Common Facilities and Common Building Areas within the Project as an Operating Expense. The term “Common Facilities” shall mean the plumbing, heating, air conditioning, ventilating, electrical, lighting facilities, elevators and other equipment within the Building. The term “Common Building Areas” shall mean all areas outside of the exterior walls, glass or partitions of the Building and other buildings in the Project which are not held for the exclusive use of entities entitled to occupy space, and all other appurtenant areas and improvements provided by Landlord for the common use of Landlord and tenants and their respective employees and invitees, including, without limitation, parking areas and structures, driveways, sidewalks, landscaped and planted areas and common entrances not located within the premises of any tenant.

6.2.	Use of Common Facilities:

Tenant’s right of occupancy of the Premises shall include the use of the Common Facilities and Common Building Areas in common with Landlord and other tenants, subject to compliance with the rules and regulations set forth in Exhibit D or as otherwise reasonably prescribed from time to time by Landlord. Landlord shall operate and maintain the Common Facilities and Common Building Areas in a commercially reasonable manner consistent with other similar master planned parks in Clark County, Nevada. Landlord shall have exclusive control of the Common Facilities and Common Building Areas, and may restrain any unreasonable use or occupancy thereof, except as authorized herein. Tenant shall keep the Common Facilities and Common Building Areas clear of any obstruction or unauthorized use related to Tenant’s operations. Tenant, its employees, customers and invitees utilize the Common Facilities and Common Building Areas at their own risk. Except in the event of Landlord’s negligence or willful misconduct, Landlord is not responsible for any damage or injury to or loss of the property of, Tenant, its employees, customers or invitees. Provided the Tenant’s access to the Premises and use of the Building’s parking area is not unreasonably denied or hindered, Landlord may temporarily close any portion of the Common Facilities and Common

Building Areas for repairs or alterations, or to prevent a public dedication or the accrual of prescriptive rights. Under no circumstances shall the right herein granted to use the Common Facilities and Common Building Areas be deemed to include the right to store any property, temporarily or permanently, on the Common Facilities and Common Building Areas which includes the installation or storage of any tenant system equipment, including but not limited to HVAC or telephone systems, in any common electric, telephone, or mechanical room without the prior written consent of Landlord and pre-payment of storage fees. In the event of any unauthorized storage, Landlord shall have the right, without notice, in addition to any other rights and remedies, to remove the property and charge the reasonable cost to Tenant, which cost shall be immediately payable upon demand by Landlord.

6.3.	Parking:

Subject to Landlord’s right to adopt reasonable, nondiscriminatory modifications and additions to the rules and regulations set forth in Exhibit D, Tenant shall have the parking rights set forth in Exhibit F and this subsection.

a.	Parking Maintenance

Landlord shall maintain, as an Operating Expense, an automobile parking area (“Parking Area”) within the Project for the benefit and use of the visitors, customers and employees of Tenant, and other tenants and occupants of the Project. The Parking Area shall include the parking stalls, driveways, sidewalks, pedestrian passageways and other areas designated for parking and access thereto. Provided that Tenant’s reasonable and adjacent access and use of the Parking Allocation set forth in Section 1.2 is not denied or unreasonably hindered, Landlord reserves the right to make changes to the Parking Area from time to time. Landlord shall not be responsible for any damage to motor vehicles or the property contained therein of Tenant’s visitors, customers or employees, unless such damage was caused by the negligence or willful misconduct of Landlord, its agents or employees. Landlord shall also have the right to establish, amend and enforce reasonable rules and regulations as Landlord may deem necessary for the proper operation and maintenance of the Parking Area.

b.	Security Personnel

The Landlord may, as an Operating Expense, contract for security personnel to monitor the Common Building Areas of the Project. The scope and frequency of the use of security personnel shall be based upon reasonable commercial standards and under Landlord’s sole control. The use of security personnel shall be for the general protection of the Common Building Areas and shall not impose upon Landlord or its agents an obligation or duty to protect or defend the property or personal well being of Tenant, its employees, customers or agents.

6.4.	Changes and Additions by Landlord:

Landlord reserves the right to make alterations or additions to the buildings and Common Building Areas within the Project, or to the attendant fixtures, equipment and Common Facilities of the Building. Landlord may relocate or remove any of the various buildings (other than the Building), Parking Area and other Common Building Areas, and may add buildings, land and amenities to the Project. Except for those portions of the Premises physically affected by a change or alteration, no change shall entitle Tenant to any abatement of rent or other claim against Landlord, provided that the change does not deprive Tenant of reasonable access to or the use and quiet enjoyment of the Premises and Tenant’s Parking Allocation. All such alterations or additions made available to Tenant under this Lease shall be in conformance with all Clark County codes and regulations and applicable Federal law.

7. Maintenance, Repairs and Alterations

7.1.	Landlord’s Obligations:

a.	Project and Common Building Areas

Except for damage caused by any negligent or intentional act or omission of Tenant, Tenant’s employees, suppliers, shippers, customers or invitees, (in which event Tenant shall repair the damage), Landlord shall keep in good condition and repair the foundations, exterior walls, structural condition of interior bearing walls, the roof structure of the Building and the Building utility mains (plumbing and electrical), as well as providing the services for which there is an Operating Expense pursuant to Section 4. As an Operating Expense, Landlord shall contract for the full service HVAC maintenance contract servicing the Premises. Landlord shall not be obligated to paint the Premise’s interior walls, nor shall Landlord be required to maintain, repair or replace windows damaged or broken by Tenant, Tenant’s signs, the doors or interior plate glass of the Premises. Landlord shall have no obligation to begin repairs under this Section 7.1 until ten (10) days after receipt of written notice from the Tenant, except for the operations of the electrical system, which shall be repaired on an emergency basis. If Landlord has not performed or undertaken to perform the maintenance or repair services required under this Lease within ten (10) days of such notice from Tenant, Tenant may take reasonable action as necessary to make repairs or perform such services and deduct the cost from any sums due Landlord hereunder. In case of emergencies, the ten (10) day notice period shall be reduced to such period as is reasonable under the circumstances and Tenant shall only be required to provide oral notice to Landlord. Landlord shall not be liable for damage or loss of any kind or nature by reason of Landlord’s failure to furnish any such service when such failure is caused by strikes, lockout, or other disturbances beyond the reasonable control of Landlord.

b.	ADA and Health Laws

Landlord warrants that upon the Commencement Date, the Premises and Common Building Areas shall be in compliance with the requirements of the Americans with Disabilities Act of 1990 (“ADA”) and other Federal, State or local laws relating to environmental and health matters (“Health Laws”). Landlord further warrants that all future construction, repairs or alterations to the Building or Project performed by Landlord shall be in compliance with the requirements of the ADA and Health Laws, as then recognized and applied. If alterations to the Premises, Building, or Project are required due to Landlord’s failure to comply with the ADA, as it was applied at the time of the Commencement Date or later alteration, then Landlord shall be responsible for compliance at Landlord’s sole cost and expense. However, should Federal, State or Local Authorities enact changes to the ADA or Health Laws such that alterations to the Building or Project are required to accommodate Tenant, its employees and/or visitors, those necessary and required alterations shall be made by Landlord and amortized as an Operating Expense under commercially reasonable accounting practices. Any modifications to the interior of the Premises which are required under the ADA or Health Laws due to Tenant’s Space Plan or specific use thereof shall be charged against the Tenant Improvement Allowance, if any, or made by Tenant, at Tenants sole cost and expense, in a good and workmanlike manner.

7.2.	Tenant’s Obligations:

a.	Premises Repair and Maintenance

At Tenant’s expense, Tenant shall keep in good order, condition and repair the Premises and every part thereof, including, without limitation, all window treatments, plumbing fixtures, electrical and lighting facilities and equipment within the Premises, fixtures, interior walls and interior surfaces of exterior walls, ceiling tiles and grid, windows and doors (including glass and casings) and plate glass located within the Premises. Tenant shall not be responsible for structural repairs to the Premises or for replacement of the Building utility mains (plumbing and electrical) unless such repairs or replacements are necessitated by the negligent acts or willful misconduct of Tenant, its agents or employees. Tenant shall not make any alterations to the Premises affecting fire/life safety systems without (i) submitting plans from a qualified engineer certifying the systems, (ii) written notification to Landlord. Tenant shall immediately notify Landlord in case of fire or accident in the Premises, Building or the Project, and of defects in any of the improvements or equipment.

b.	Remedy for Failure to Perform

If Tenant fails to perform its obligations under this Section 7.2, Landlord may enter upon the Premises, after ten (10) days’ prior written notice to Tenant (except in the case of emergency, in which event, no notice shall be required), perform such obligations on Tenant’s behalf and put the Premises in good order, condition and repair, and the cost thereof shall be due and payable as additional rent together with Tenant’s next Base Rent installment.

7.3.	Alterations and Additions:

a.	Landlord’s Consent

Without Landlord’s prior written consent, which shall not be unreasonably withheld or delayed, Tenant shall not make any alterations, improvements or additions to the Premises except for nonstructural alterations to the interior of the Premises not exceeding Ten Thousand Dollars ($10,000) annually during the term. Without Landlord’s prior written consent, Tenant shall not make any alterations or improvements to the Building, the utility installations, the Common Facilities or Common Building Areas. As used in this Lease, the term “Utility Installations” shall mean air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning and plumbing within the Building. Provided that notice is given at the time of Landlord’s consent, if necessary, Landlord may require that Tenant remove any Tenant installed alterations or improvements at the expiration of the term, and restore the Premises and the Building to their prior condition, normal wear and tear excepted. Tenant shall comply with the requirements and procedures for Tenant’s construction of improvements set forth in Exhibit C. Landlord may require that Tenant provide a lien and completion bond in an amount equal to the estimated cost of such improvements. At Landlord’s discretion, Tenant’s failure under this subsection to obtain Landlord’s prior written approval, if necessary, may result in the removal of the alteration or improvement at Tenant’s sole expense. During the Lease term, should either Landlord or Tenant be required by court order, governmental authority or a newly enacted law, code or ordinance, to alter or improve any part of the Premises due to Tenant’s specific use, interior space plan or alteration of the Premises, then Tenant shall make or permit Landlord to make such alterations or improvements at Tenant’s sole cost and expense, and Tenant hereby waives all claims for damages or abatement of rent because of such mandated alteration or improvement.

b.	Plans and Procedures

All alterations, improvements or additions in or about the Premises or the Building shall be performed in compliance with Exhibit C. Tenant shall comply with all local requirements and codes for construction and provide Landlord with a complete set of “as built” drawings upon completion.

c.	Payment of Labor

Tenant shall pay, when due, all claims for labor or materials associated with Tenant’s alterations or improvements. Tenant shall give Landlord not less than ten (10) days’ notice prior to the commencement of any work in the Premises, and Landlord shall have the right to post notices of non-responsibility on the Premises or the Building as provided by law. If Tenant shall in good faith contest the validity of any lien, claim or demand, then Tenant shall, at its sole expense, defend itself and Landlord against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon, before the enforcement thereof, against Landlord, the Premises, Building or Project. Should Landlord require, Tenant shall furnish a surety bond reasonably satisfactory to Landlord in an amount equal to such contested lien or claim, indemnifying Landlord against liability and holding the Premises and the Project free from the effect of such lien or claim.

d.	Alterations Property of Landlord

All alterations, improvements or additions to the Premises shall be surrendered with the Premises at the expiration of the Term, unless Landlord required their removal at the time of consent. Notwithstanding the provisions of this paragraph, Tenant’s furniture, equipment and trade fixtures, other than that which is affixed to the Premises, shall remain the property of Tenant and may be removed by Tenant subject to the provisions of Section 7.2.

7.4.	Utility Additions:

Landlord reserves the right to install new or additional utility facilities throughout the Building and the Common Facilities for the benefit of Landlord or Tenant, or any other tenant of the Project, including, but not limited to, such utilities as plumbing, electrical systems, security systems, communication systems and fire protection and detection systems, so long as such installations do not unreasonably interfere with Tenant’s use of the Premises or Common Facilities.

7.5.	Entry and Inspection:

Landlord shall have the right, provided reasonable notice is given to Tenant, except where Landlord determines an emergency exists, (i) to enter the Premises to inspect, repair and supply services in accordance with this Lease, (ii) during the last one hundred eighty (180) days of the term to show the Premises to prospective tenants, all without being deemed to have caused an eviction of Tenant and without abatement of rent except as provided elsewhere in this Lease. If Tenant abandons the Premises and fails to pay rent for a period of fifteen (15) consecutive days after the rent due date, Landlord may enter the Premises and take such action as reasonably necessary to mitigate damages, without the abatement of rent and without liability to Tenant. Landlord shall be provided keys or codes which unlock all of the doors in the Premises, excluding Tenant’s vaults and safes, and Landlord shall have the right to use any means reasonably necessary in an emergency to obtain entry to the Premises. Any entry to the Premises properly obtained by Landlord herein shall not be deemed an unlawful entry, a detainer, or an eviction of Tenant from the Premises.

7.6.	Tenant’s Non-Standard Building Improvements:

Upon substantial completion of Landlord’s Work (as defined in Exhibit C, Section 1.) Tenant shall immediately undertake the installation of Tenant’s furniture, fixtures and equipment (“Tenant’s Work) and shall diligently pursue such work to completion. All of Tenant’s Work shall be at Tenant’s sole cost and expense and carried out in a commercially reasonable manner. Tenant shall keep the Common Facilities and Common Building Area free of all construction debris and in a broom clean condition. Tenant shall provide its own trash containers as and if needed, in a location reasonably designated by Landlord and shall remove such trash containers prior to opening for business. Tenant’s contractors shall name Landlord as an additional insured on contractor’s insurance policies. All Tenant’s Work shall comply with all governmental statutes, ordinances, rules and regulations pertaining thereto. Tenant covenants that no work by Tenant’s employees, agents or contractors, shall disrupt or cause a slowdown or stoppage of any work conducted by Landlord on the Premises or Project of which it is a part except in cases of “Force Majeure” as set forth in Section 20.13.

7.7.	Landlord’s Improvements:

Landlord shall deliver to Tenant possession of the Premises upon substantial completion of Landlord’s Work in accordance with the Tenant approved Space Plan and Conceptual Cost Estimate (see Exhibit C). The term “substantial completion of Landlord’s Work” is defined as the date on which Landlord, or its project architect, notifies Tenant in writing that the Premises is substantially complete to the extent of Landlord’s work, with the exception of such work as Landlord cannot complete until Tenant performs necessary portions of its work.

8. Taxes and Assessments on Tenant’s Property

8.1.	Taxes on Tenant’s Property:

Tenant shall be liable for and shall pay all taxes and assessments levied against all personal property of Tenant located in the Premises. If any taxes on Tenant’s personal property are levied against Landlord or Landlord’s property is increased by the inclusion of a value placed upon the personal property of Tenant, and if Landlord pays the taxes based upon the increased assessment, Tenant shall pay to Landlord the taxes so levied against Landlord or the proportion of the taxes resulting from the increase in the assessment.

9. Utilities and Services

9.1.	Utility Services:

Landlord shall cause public utilities to furnish at all times during the term of this Lease, as appropriate, electricity, gas, water and sewage utilized in operating any and all facilities serving the Premises. The electrical service supplied in the Building is 277/480, 3-phase power and shall be modified/transformed in the Premises as a Tenant Improvement cost. Tenant shall pay, prior to any delinquency, for all water, gas, electricity, telephone and other utilities and services supplied directly to the Premises. If any such services are not separately metered to the Premises, Tenant shall pay, prior to any delinquency, Tenant’s proportion of those charges jointly metered with other premises.

9.2.	Liability of Landlord:

Except in the event of Landlord’s negligence or willful misconduct, Landlord shall not be liable for failure to furnish, or for suspension or delays in furnishing, any such utility services caused by breakdown, maintenance or repair work, strike, civil commotion, governmental regulations or any other cause beyond the reasonable control of Landlord. Suspension or interruption of services shall not result in the abatement of rent, be deemed an eviction, or release Tenant from performance of Tenant’s obligations under this Lease except as set forth herein.

Notwithstanding any other provisions of this Lease, in the event there is an interruption of essential services by reason of Landlord’s negligence, or due to Landlord’s performance of repairs, alterations or replacements, which interruption of essential services prevents Tenant from using all of the Premises for the conduct of its business for a period in excess of two (2) business days, and provided Tenant does not occupy the Premises during such period, except for such limited times and purposes as do not invoke any exclusion in Landlord’s applicable insurance policy, then Tenant shall be entitled to abate the payment of all Rent and additional rent routinely due pursuant to the terms and provisions of this Lease for the period commencing on the third (3rd) business day of the interruption of such essential services and ending on the earlier of (i) the date Tenant reoccupies the Premises for the conduct of its business therein or (ii) the date Landlord shall have restored the essential services so interrupted.

10. Assignment and Subletting

10.1.	Rights of Parties:

a.	Landlords Consent:

Upon obtaining Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed, Tenant may assign or sublet all or a portion of the Premises under the following conditions: (i) the sublease or assignment shall not be in conflict with the exclusive uses of other tenants in the Building or Project, as then operative, (ii) the subtenant or assignee shall not be an existing Tenant in the Building or Project or a person or entity with whom the Landlord is or has been negotiating for lease space in the Building or Project over the past six (6) months, (iii) the subtenant’s or assignee’s occupancy and parking requirements shall not materially exceed those provided to Tenant herein, (iv) a Tenant’s rights to parapet signage on multi-story buildings is not assignable, (v) an assignment or sublease expires with the concurrent lease term, and (vi) if the gross rent received under the sublease or assignment exceeds the Base Rent and Additional Rent then being paid by Tenant, seventy-five percent (75%) of such excess shall be paid to Landlord as Additional Rent on a monthly basis. If this Lease is assigned, or if the Premises or any part thereof is sublet or occupied by any party other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Base Rent then due, but no such assignment, subletting, occupancy or collection shall be deemed a waiver by Landlord of Tenant’s default, or the acceptance of the assignee, subtenant or occupant as a tenant, or a release of Tenant from the further performance by Tenant of its obligations under the Lease. The consent by Landlord to an assignment or subletting shall not be construed to relieve Tenant, the assignee or the subtenant from obtaining the express consent in writing of Landlord to any further assignment or subletting or to release Tenant from any liability, whether past, present, or future, under this Lease or form any liability under this Lease because of Landlord’s failure to give notice of default by Tenant (or by the assignee or subleasee pursuant to the assumption agreement described below) under any of the terms, covenants or agreements of this Lease. A transfer of control of Tenant shall be deemed an assignment under this Lease and shall be subject to all of the provisions of this Section, including but not limited to the requirement of obtaining Landlords prior written consent, unless Tenant at the time of the proposed transfer is then a publicly held corporation. Notwithstanding the foregoing, no consent shall be required for an assignment or subletting by Tenant to any subsidiary of Tenant, its affiliate or related company.

b.	Notice

Prior to Tenant’s transfer of an interest, which is subject to Landlord’s consent, Tenant shall submit the following in writing to Landlord: (i) the name and address of the proposed transferee; (ii) the nature of any proposed subtenant’s or assignee’s business to be carried on in the Premises, including the occupancy and parking requirements; (iii) the terms and provisions of any proposed sublease or assignment; and (iv) any other information reasonably requested and related to the transfer.

If Landlord consents, Tenant shall execute the transfer within thirty (30) days of such consent and upon the terms described in the information furnished to Landlord. Landlord shall approve or disapprove any requested transfer within fifteen (15) days following receipt of Tenant’s written request and the information set forth above.

c.	Reimbursement of Costs

Tenant shall reimburse Landlord for Landlord’s reasonable costs and attorneys’ fees incurred in connection with the processing and documentation of any requested transfer, not to exceed Five Hundred Dollars ($500.00).

10.2.	Effect of Transfer:

No subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its obligation to pay rent and to perform its obligations under this Lease. Moreover, Tenant shall indemnify and hold Landlord harmless, as provided in Section 11.5, for any acts or omission by an assignee or subtenant. Each transferee, other than Landlord, shall assume all obligations of Tenant under this Lease and shall be liable jointly and severally with Tenant for the payment of all rent and for the performance of Tenant’s obligations under this Lease. No transfer shall be binding upon Landlord unless any document memorializing the transfer is delivered to Landlord and, if the transfer is an assignment or sublease, both the assignee/subtenant and Tenant deliver to Landlord an executed document which contains: (i) a covenant of assumption by the assignee/subtenant, and (ii) an indemnification agreement by Tenant, both reasonably satisfactory in substance and form to Landlord and consistent with the requirements of this Section; provided that the failure of the assignee/subtenant or Tenant to execute the instrument of assumption shall not release either from any obligation under this Lease.

The acceptance by Landlord of any payment due under this Lease from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or be a consent to any transfer. Consent by Landlord to one or more transfers shall not operate as a waiver or estoppel to the future enforcement by Landlord of its rights under this Lease.

11. Insurance and Indemnity

11.1.	Tenant’s Insurance:

Beginning on the date Tenant is given access to the Premises for any purpose and continuing until the expiration of the Lease term, including extensions or holdovers thereof, Tenant shall maintain in effect policies of casualty insurance covering Tenant’s trade fixtures, merchandise and other personal property in or about the Premises, in commercially reasonable amounts relative to the value of the property insured and providing protection against any peril included within the classification “Fire and Extended Coverage”, together with insurance against sprinkler damage, vandalism and malicious mischief.

Beginning on the date Tenant is given access to the Premises for any purpose, and continuing until expiation of the Lease term, including any extensions or holdovers thereof, Tenant shall maintain in effect worker’s compensation insurance as required by law and commercial general liability insurance on the Premises and the operations of Tenant in or about the Premises, providing personal injury and broad form property damage coverage for not less than Two Million Dollars ($2,000,000) combined single limit for bodily injury, death and property damage liability. Such liability insurance shall name Landlord as an additional insured. Tenant shall also maintain adequate insurance to cover all of Tenant’s obligations under this lease, including, but not limited to, Tenant’s obligation to indemnify Landlord as set forth in Section 11.5 below.

11.2.	Landlord’s Insurance

At all times during Tenant’s occupancy of the Premises, Landlord shall maintain commercial general liability and “all risk” property insurance, subject to standard exclusions, covering the Project, Building, the Tenant Improvements, and such other risks as Landlord or its mortgagees may from time to time reasonably deem appropriate. Such insurance shall be reasonable in relation to the value of the property and the common practice of landlord’s of comparable properties in Clark County and utilizing commercially reasonable deductibles. Landlord shall not be required to carry insurance of any kind on Tenant’s property, including leasehold improvements, trade fixtures, furnishings, equipment, plate glass, signs and other items of personal property, and shall not be obligated to repair or replace Tenant’s personal property should damage occur, except to the extent caused by the negligent acts or omissions of Landlord. All proceeds of insurance maintained by Landlord upon the Premises and Project shall be the property of Landlord.

11.3.	Waiver of Subrogation:

Landlord and Tenant hereby waive any rights each may have against the other on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, or to the Premises or its contents, and which may arise out of or incident to the perils insured against under Sections 11.1 and 11.2, which perils occur in or about the Premises, whether due to the negligence of Landlord or Tenant or their agents, contractors and/or invitees to the extent of such insurance (including deductibles). The parties shall obtain from their respective insurance companies insuring the property a waiver of any right of subrogation which said insurance companies may have against Landlord or Tenant, as the case may be.

11.4.	Policies:

All insurance to be maintained by Tenant and Landlord under this Lease shall be procured from an insurance company or companies rated at least “A-/VII” or better in “Best’s Insurance Guide” and admitted in the State of Nevada, and Tenant shall deliver to Landlord, prior to taking occupancy of the Premises, Certificates of Insurance required to be maintained by Tenant hereunder. The certificates evidencing such insurance shall provide that the insurance shall not be canceled except after thirty (30) days prior written notice of intention to modify or cancel has been given to Landlord and any encumbrancer named as beneficiary thereunder. Tenant shall deliver to Landlord evidence of renewal at least fifteen (15) days prior to the expiration date of any policy to be maintained by Tenant hereunder.

11.5.	Tenant’s Indemnity:

Tenant shall defend, indemnify and hold harmless Landlord, its agents, affiliates, partners, or other entities controlling, controlled by or under common control with Landlord, from and against any claims or liabilities arising either before or after the Commencement Date from Tenant’s use or occupancy of the Premises, the Building or the Project, or from any negligent act or willful misconduct of Tenant, its agents, employees, or licensees, unless caused by the negligence or willful misconduct of Landlord, its agents or employees. In case Landlord, its agents or affiliates are made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold Landlord harmless and shall pay all reasonable costs, expenses and attorneys’ fees incurred or paid by Landlord in connection with the litigation.

11.6.	Landlord’s Indemnity:

Landlord shall defend, indemnify and hold harmless Tenant, its agents, affiliates, partners, or other entities controlling, controlled by or under common control with Tenant, from and against any and all claims or liabilities arising either before or after the Commencement Date from the negligent acts or willful misconduct of Landlord, its agents or affiliates. In case Tenant, its agents or affiliates are made a party to any litigation commenced by or against Landlord, then Landlord shall protect and hold Tenant harmless and shall pay all reasonable costs, expenses and attorneys’ fees incurred or paid by Tenant in connection with the litigation.

12. Damage or Destruction

12.1.	Restoration:

a.	Damage Repair

If the Building is damaged, Landlord shall repair that damage as soon as reasonably possible, at its expense, unless: (i) Landlord reasonably determines that the cost of repair would exceed ten percent (10%) of the full replacement cost of the Building (“Replacement Cost”) and the damage is not covered by Landlord’s fire and extended coverage insurance or (ii) Landlord reasonably determines that the cost of repair would exceed fifty percent (50%) of the Replacement Cost; or (iii) Landlord reasonably determines that the cost of repair would exceed twenty percent (20%) of the Replacement Cost and the damage occurs during the final twelve (12) months of the term.

Should Landlord elect not to repair the damage for one of the preceding reasons, Landlord shall so notify Tenant in writing within sixty (60) days after the damage occurs and this Lease shall terminate as of the date of that notice and the obligations of the parties shall terminate as if the Lease term had naturally expired.

b.	Termination of Lease

Unless Landlord elects to terminate this Lease in accordance with subsection 12.1 (a) above, this Lease shall continue in effect for the remainder of the term. However, provided that if the damage to the Premises is so extensive that it prevents Tenant’s substantial use and enjoyment of the Premises for more than thirty (30) consecutive days, then Tenant may elect to terminate this Lease by written notice to Landlord within thirty (30) days from and after Tenant’s inability to use the Premises for thirty (30) consecutive days.

c.	Rent Abatement

Commencing on the date that damage to the Premises renders a portion thereof unusable for Tenant’s business operations, and ending on the date the damage is repaired or this Lease is terminated, whichever occurs first, the rental to be paid under this Lease shall be abated in the same proportion that the floor area of the Premises that is rendered unusable by the damage bears to the total floor area of the Premises.

d.	Cost of Repair

Notwithstanding the provisions of the above subsections of this Section, if the damage is due to the negligence willful misconduct of Tenant or its employees, subtenants, invitees or representatives, the cost of any repairs not covered by Landlord’s insurance on the Building shall be borne by the Tenant, and Tenant shall not be entitled to rental abatement or termination rights. In addition, the provisions of this Section shall not be deemed to require Landlord to repair any improvements or fixtures installed by Tenant or that Tenant is obligated to repair or insure pursuant to any other provision of this Lease.

13. Eminent Domain

13.1.	Total or Partial Taking:

If all or a material portion of the Premises is taken by any lawful authority by exercise of the right of eminent domain, or sold to prevent a taking, either Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to the authority. In the event title to a portion of the Building or Project, other than the Premises, is taken or sold in lieu of taking, and if Landlord elects to restore the Building in such a way as to materially alter the Premises or Tenant’s reasonable use thereof, Landlord or Tenant may terminate this Lease, by written notice to the other, effective on the date of vesting of title. In the event neither party has elected to terminate this Lease as provided above, then Landlord shall promptly, after receipt of a sufficient condemnation award, proceed to restore the Premises to substantially their condition prior to the taking, and a proportionate allowance shall be made to Tenant for the rent corresponding to the time during which, and to the part of the Premises of which, Tenant is deprived on account of the taking and restoration. In the event of a taking, Landlord shall be entitled to the entire amount of the condemnation award without deduction for any estate or interest of Tenant; provided that nothing in this Section shall be deemed to give Landlord any interest in, or prevent Tenant from seeking any award against the taking authority for the taking of personal property and fixtures belonging to Tenant or for relocation or business interruption expenses recoverable from the taking authority.

13.2.	Temporary Taking:

No temporary taking of the Premises shall terminate this Lease or give Tenant any right to abatement of rent, and any award specifically attributable to a temporary taking of the Premises shall belong entirely to Landlord. A temporary taking shall be deemed to be a taking of the use or occupancy of the Premises for a period not to exceed fifteen (15) days.

13.3.	Taking of Parking Area:

In the event there shall be a taking of Tenant’s Parking Area such that Tenant’s allocation falls below that set forth in Section 1.2, Landlord shall substitute reasonably equivalent parking in a location adjacent to the Parking Area or Building; provided that if Landlord fails to make that substitution within fifteen (15) days following the taking and if the taking materially impairs Tenant’s use and enjoyment of the Premises, Tenant may, at its option, terminate this Lease by notice to Landlord. If this Lease is not so terminated by Tenant, there shall be no abatement of rent and this Lease shall continue in effect.

14. Subordination; Estoppel Certificate

14.1.	Subordination:

a.	Subordinate to Underlying Encumbrances

At the option of Landlord, this Lease shall be either superior or subordinate to all ground or underlying Leases, mortgages, deeds of trust and conditions, covenants and restrictions, reciprocal easements and rights of way, if any, which may hereafter affect the Premises or Project, and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, that so long as Tenant is not in default under this Lease, this Lease shall not be terminated nor shall Tenant’s quiet enjoyment of the Premises be disturbed. Tenant shall also, upon written request of Landlord, execute and deliver all instruments as may be required from time to time to subordinate the rights of Tenant under this Lease to any ground or underlying Lease or to the lien of any mortgage or deed of trust, provided the holder of such lease, mortgage or deed of trust agrees not to disturb Tenant’s quiet enjoyment, or if requested by Landlord, to subordinate, in whole or in part, any ground or underlying Lease or the lien of any mortgage or deed of trust to this Lease. Should Tenant wrongfully fail to reasonably provide the instruments set forth in this subsection 14.1(a), Tenant appoints Landlord as its special attorney-in-fact to execute such instruments.

b.	Attornment

Tenant covenants and agrees to attorn to any successor to Landlord’s interest in any ground or underlying lease, and in the event, this Lease shall continue as a direct lease between Tenant herein and such landlord or its successor.

c.	Failure to Perform

Failure of Tenant to execute any statements or instruments prepared by Landlord materially true in form and fact as to the provisions of the Lease and necessary or desirable to effectuate the provisions of this Section within fifteen (15) days after written request by Landlord shall constitute a default under this Lease. In that event, Landlord’ shall have the right, by written notice to Tenant, to terminate this Lease as of a date not less than fifteen (15) days after the date of Landlord’s notice provided Tenant has not cured said default within the fifteen (15) day additional notice period. Landlord’s election to terminate shall not release Tenant of any liability for its default.

14.2.	Estoppel Certificate:

a.	Time Limits

Tenant shall, within fifteen (15) days after prior written notice from Landlord, execute and deliver to Landlord, a statement, in writing; (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of the modification and certifying that this Lease is otherwise unmodified and in full force and effect) and the dates to which the rental, additional rent and other charges have been paid in advance, if any, and (ii) acknowledging that, to Tenant’s knowledge, there are no uncured defaults on the part of Landlord, or specifying each default if any are claimed, and (iii) setting forth such other information that Landlord may reasonably require. Tenant’s statement may be relied upon by a prospective purchaser or encumbrancer of all or any portion of the Building or Project.

b.	Failure to Perform

Tenant’s failure to deliver any Landlord estoppel statement within the provided time shall be conclusive upon Tenant that: (i) this Lease is in full force and effect without modification except as may be represented by Landlord, and (ii) there are no uncured defaults in Landlord’s performance.

15. Defaults and Remedies

15.1.	Tenant’s Default

In addition to any other event of default set forth in this Lease, the occurrence of any one or more of the following events shall constitute a default by Tenant:

a.	Abandonment

The abandonment of the Premises by Tenant. Abandonment is defined to include, but not limited to, any absence by Tenant from the Premises for thirty (30) consecutive calendar days (or longer) or sixty (60) business days (whether consecutive or not) in any calendar year accompanied by Tenant’s failure to pay rent during the abandonment period.

b.	Failure to Pay Rent

The failure by Tenant to make any payment of rent or additional rent required to be made by Tenant, where the failure continues for a period of ten (10) days after notice thereof by Landlord. For purposes of this default and remedy provision, the term “Additional Rent” shall be deemed to include all sums, other than Base Rent, to be paid by Tenant pursuant to the terms of this Lease.

c.	Assignment

The assignment, sublease, encumbrance or other transfer of the Lease by Tenant, either voluntarily or by operation of law, whether by judgment, execution transfer by intestacy or testacy, or other means, without the prior written consent of Landlord, if necessary.

d.	Materially False Financial Statements

The discovery by Landlord that any financial statement provided by Tenant, or by any affiliate, successor or guarantor of Tenant was materially false.

e.	Failure to Observe Covenants

The failure or inability by Tenant to observe or perform any of Tenant’s express or implied covenants or provisions of this Lease, other than as specified in any other subsection of this Section, where the failure continues for a period of thirty (30) days after written notice from Landlord to Tenant. However, if the nature of the failure is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences the cure within thirty (30) days and thereafter diligently pursues the cure to completion.

f.	Assignment to Creditors/Bankruptcy

The making by Tenant of any general assignment for the benefit of creditors; the filing by Tenant of a petition to have Tenant adjudged a debtor under the Bankruptcy Code or to have debts discharged or a petition for reorganization or arrangement under any law relating to bankruptcy; the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets or of Tenant’s interest in this Lease, if possession is not restored to Tenant within sixty (60) days; the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interests in this Lease where the seizure is not discharged within sixty (60) days; or Tenant’s convening of a meeting of its creditors for the purpose of effecting a moratorium upon or consolidation of its debts.

Landlord shall not be deemed to have knowledge of any event described in this subsection unless notification in writing is received by Landlord, nor shall there be any presumption attributable to Landlord of Tenant’s insolvency. In the event that any provision of this subsection is contrary to applicable law, the provision shall be of no force or effect.

15.2.	Landlord’s Remedies:

a.	Landlord Declares Breach:

Should Landlord declare a breach of this Lease, Landlord shall give Tenant notice of the intention to terminate this Lease and, after such cure period as may be applicable, the operative term shall expire as if it were the day herein established for the expiration of the Lease and Tenant shall quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided. If Tenant fails to quit and surrender the Premises, Landlord may exercise its legal rights to evict the Tenant and all other occupants of the Premises by unlawful detainer or other summary proceedings, and remove their effects and regain possession of the Premises.

b.	Breach by Tenant:

Notwithstanding Tenant’s breach, this Lease shall not terminate unless Landlord elects, at any time during the period of breach, to terminate Tenant’s right to possession. For so long as this Lease continues in effect, Landlord may enforce all of Landlord’s rights and remedies hereunder, including the right to recover all rent as it becomes due. The following shall not constitute a termination of Tenant’s right to possession (i) reasonable acts of maintenance or repair to the Premises, Building or Project, (ii) commercially reasonable efforts to relet the Premises, or (iii) the appointment of a receiver upon initiative of Landlord to protect Landlord’s interest under this Lease.

c.	Termination of Lease:

Upon the termination of this Lease, or the termination of Tenant’s right to possession as the result of Tenant’s breach of this Lease, Landlord may exercise any or all of the following rights:

i. To relet the Premises for such rent and terms as are commercially reasonable under the circumstances. If the rent and additional rent reserved under this Lease (and any of the costs, expenses or damages indicated below) shall not be realized by Landlord, Tenant shall be liable for the damages sustained by Landlord, including without limitation, deficiency in rent, reasonable attorneys’ fees and collection costs, brokerage fees, and expenses of placing the Premises in good order. Landlord’s putting the Premises in good order or preparing the same for rental shall not release Tenant from this Lease. Landlord shall not be required to relet the Premises in advance of or for more favorable terms than available space within the Building or Project. Tenant shall not be entitled to receive any excess of net rent collected over the sums due hereunder. Any damage or loss of rent sustained by Landlord may be recovered by Landlord, at Landlord’s option, at the time of the first reletting, in separate actions thereafter, or deferred until the expiration of the term of this Lease. All rights and remedies of Landlord under this Lease shall be cumulative and shall not be exclusive of any other rights and remedies provided to Landlord under applicable law.

ii. To remove any and all persons and property from the Premises pursuant to such rights and remedies as the laws of the State of Nevada shall then provide. Said property may, at Landlord’s option, be stored or otherwise dealt with as such laws may then provide or permit, including but not limited to the right of Landlord to store the same, or any part thereof, in a warehouse or elsewhere at the expense and risk of and for the account of Tenant. Landlord shall not be liable for damage to or the loss of such property.

iii. To enforce any other rights or remedies set forth in this Lease or otherwise applicable hereto by operation of law or contract.

d.	Right of Injunction:

Upon Tenant’s breach of the Lease, Landlord shall have the right of injunction, which right shall not preclude Landlord from any other remedy, at law or in equity.

e.	Tenant Abandons Premises:

Upon Tenant’s abandonment of the Premises, any property of Tenant left behind may either be retained as Landlord’s property or disposed of at public or private sale in accordance with applicable law. The proceeds of any sale of Tenant’s property, or the then current fair market value of any property retained by Landlord shall be applied by Landlord against (i) the expenses of Landlord for removal, storage or sale of the property; (ii) the arrears of rent or future rent payable under this Lease; and (iii) any other damages to which Landlord may be entitled hereunder. Landlord may, upon presentation of a third party ownership claim or security interest in abandoned property, turn over such property to the claimant with no liability to Landlord.

f.	Bankruptcy of Tenant:

The following shall be Events of Bankruptcy under this Lease: (i) Tenant’s becoming insolvent, as that term is defined in Title 11 of the United States Code, entitled Bankruptcy, 11 U.S.C. Sec 101 et seq. (the “Bankruptcy Code”), or under the insolvency laws of any State, District, Commonwealth or territory of the United States (“Insolvency Laws”); (ii) The appointment of a receiver or custodian for any or all of Tenant’s property or assets, or the institution of a foreclosure action upon any of Tenant’s real or personal property which is not dismissed within sixty (60) days; (iii) The filing of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Laws which is either not dismissed within sixty (60) days of filing, or results in issuance of an order for relief against the debtor, whichever is later; (iv) The filing of an involuntary petition against Tenant as the subject debtor under the Bankruptcy Code or Insolvency Laws, which is either not dismissed within sixty (60) days of filing, or results in the issuance of an order for relief against the debtor, whichever is later; or (v) Tenant’s making or consenting to an assignment for the benefit of creditors or a common law composition of creditors.

Upon occurrence of an Event of Bankruptcy, Landlord shall have the right to terminate this Lease by giving written notice to Tenant, provided, however, that this section shall have no effect while a case in which Tenant is the subject debtor under the Bankruptcy Code is pending, unless Tenant or its Trustee is unable to comply with the provisions below. At all other times this Lease shall automatically cease and terminate, and Tenant shall be immediately obligated to quit the

Premises upon the giving of notice pursuant to this section. Any other notice to quit, or notice of Landlord’s intention to re-enter is hereby expressly waived.

If Landlord elects to terminate this Lease, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, subject, however, to the rights of Landlord to recover from Tenant all rent and any other sums accrued up to the time of termination or recovery of possession by Landlord, whichever is later, and any other monetary damages or loss of reserved rent sustained by Landlord.

Without regard to any action by Landlord as authorized above, Landlord may at its discretion exercise all the additional provisions set forth below.

In the event Tenant becomes the subject debtor in a case pending under the Bankruptcy Code, Landlord’s right to terminate this Lease pursuant to this section shall be subject to the rights of the Trustee in Bankruptcy to assume or assign this Lease. The Trustee shall not have the right to assume or assign this Lease unless the Trustee (i) promptly cures all defaults under this Lease, (ii) properly compensates Landlord for monetary damages incurred as a result of such default, and (iii) provides adequate assurance of future performance on the part of Tenant as debtor in possession or on the part of the assignee Tenant.

g.	Adequate Performance:

Landlord and Tenant hereby agree in advance that adequate assurance of future performance, as used in the preceding subsection, shall mean that all of the following minimum criteria must be met; (i) Tenant must pay its estimated pro rata share of Operating Expenses in advance of the performance such services, (ii) The Trustee must agree that Tenant’s business shall be conducted in a first class manner, and that no liquidating sales, auctions, or other non-first class business operations shall be conducted in the Premises; (iii) The Trustee must agree that the use of the Premises as stated in this Lease will remain unchanged and that no prohibited use shall be permitted; and (iv) The Trustee must agree that the assumption of this Lease will not violate or affect the right of other tenants in the Project.

In the event Tenant is unable to (i) cure its defaults, (ii) reimburse Landlord for its monetary damages, (iii) pay the rent due under this Lease, and all other payments required by Tenant under this Lease on time, or (iv) meet the criteria and obligations imposed above, Tenant agrees in advance that it has not met its burden to provide adequate assurance of future performance and this Lease may be terminated by Landlord.

15.3.	Expenses and Legal Fees:

Tenant shall reimburse Landlord upon demand, for any reasonable expenses incurred in connection with any breach or default of Tenant under this Section. Such expenses shall include reasonable legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise.

15.4.	Default by Landlord:

Landlord shall be in default in the performance of any obligation required to be performed by Landlord under this Lease if Landlord has failed to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord’s failure to perform; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, Landlord shall not be deemed in default if it shall commence such performance within thirty (30) days and thereafter diligently pursues the same to completion. Tenant shall have no rights as a result of any default by Landlord until Tenant gives thirty (30) days notice to any person who has a recorded interest pertaining to the Building, specifying the nature of the default. Such person shall then have the right to cure such default, and Landlord shall not be deemed in default if such person cures such default within thirty (30) days after receipt of notice of the default, or within such longer period of time as may reasonably be necessary to cure the default.

16. End of Term

16.1.	Holding Over:

This Lease shall terminate without further notice upon the Expiration Date and any holding over by Tenant after such date shall not constitute a renewal or extension of this Lease or give Tenant any rights under this Lease, except when signed in writing, by both parties. Upon Tenant’s holding over, Landlord may treat Tenant as a tenant at sufferance only, commencing on the first (1st) day following the termination or expiration of this Lease and subject to all of the terms of this Lease, except that the monthly Base Rent during the hold over period shall be one hundred fifty percent (150%) of the last monthly rent installment paid prior to such hold over period.

If Tenant fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including, without limitation, any reasonable claims made by any succeeding tenant relating to such failure to surrender. Acceptance by Landlord of rent after the termination shall not constitute consent to a holdover or result in a renewal of this Lease.

16.2.	Merger on Termination:

The voluntary or other surrender of this Lease by Tenant, or mutual termination of this Lease, shall terminate any or all existing subleases unless Landlord, at its option, elects in writing to treat the surrender or termination as an assignment to it of any or all subleases affecting the Premises.

16.3.	Surrender of Premises and Removal of Property

Upon the Expiration Date or upon an earlier termination of the Lease, Tenant shall surrender possession of the Premises in the same condition as when received or as hereafter may be improved by Landlord or Tenant, reasonable wear and tear excepted, and shall remove all personal property and debris. Tenant shall repair all damage to the Premises resulting from the removal, which repair shall include the patching and filling of holes and repair of structural damage, leaving the Premises in a broom clean condition. If Tenant shall fail to comply with the provisions of this Section, Landlord may effect the removal and/or make any repairs, and the reasonable cost shall be additional rent payable by Tenant upon demand. If requested by Landlord, upon Tenant’s vacation, abandonment or the expiration of this Lease, Tenant shall execute an instrument in writing releasing and quitclaiming to Landlord, all right, title and interest of Tenant in the Premises.

16.4.	Termination; Advance Payments:

Upon termination of this Lease under Section 12 (Damage or Destruction), Section 13 (Eminent Domain) or any other termination not resulting from Tenant’s default, and after Tenant has vacated the Premises in the manner required by this Lease, an equitable adjustment shall be made concerning advance rent, and any other advance payments made by Tenant or Landlord.

17. Payments and Notices

All sums payable by Tenant to Landlord shall be paid, without deduction or offset, in lawful money of the United States to Landlord at its address set forth in Section 1.18. Unless this Lease expressly provides otherwise, as for example in the payment of rent, all payments shall be due and payable within ten (10) days after demand. All payments requiring proration shall be prorated on the basis of a thirty (30) day month and a three hundred sixty (360) day year. Any notice, election, demand, consent, approval or other communication to be given or other document to be delivered by either party to the other, may be delivered in person to an officer or duly authorized representative of the other party, or may be sent by certified mail or with a nationally recognized overnight carrier to the address set forth in Section 1.18. Either party may, by written notice to the other, designate a different address. If any notice or other document is sent by mail, it shall be deemed served or delivered when received.

18. Limitation of Liability

In the event of any actual or alleged failure, breach or default of this Lease by Landlord, Tenant’s sole remedy shall be against the Project, its rents, and other assets, it being intended that Landlord shall not be personally liable for any judgment or deficiency. Tenant agrees that the foregoing provision shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.

19. Transfer of Landlord’s Interest

In the event of a transfer of Landlord’s interest in the Premises, including a “sale-leaseback”, the transferor shall be automatically relieved of all obligations on the part of Landlord accruing under this Lease from and after the date of the transfer, provided that any funds held by the transferor in which Tenant has an interest, shall be turned over to the transferee, subject to that interest and Tenant shall be notified of the transfer as required by law. No holder of a mortgage and/or deed of trust to which this Lease is, or may be, subordinate, and no landlord under a “sale-leaseback” shall be responsible in connection with the security deposit, unless the mortgagee or holder of the deed of trust or the landlord actually receives the security deposit. It is intended that the covenants and obligations contained in this Lease on the part of the Landlord shall be binding on the Landlord, its successors and assigns, only during, and in respect to, their respective periods of ownership.

20. Miscellaneous

20.1.	Gender and Number:

Whenever the context of this Lease requires, the words “Landlord” and “Tenant” shall include the plural as well as the singular, and words used in neuter, masculine or feminine genders shall include the others.

20.2.	Headings:

The captions and headings of the Sections of this Lease are for convenience only, and are not a part of this Lease and shall have no effect upon its construction or interpretation.

20.3.	Joint and Several Liability:

If there is more than one Tenant, the obligations imposed upon Tenant shall be joint and several, and the act of, notice from, or notice or refund to any one or more of them shall be binding on all of them with respect to the tenancy of this Lease, including without limitation, any renewal, extension, termination, or modification of this Lease.

20.4.	Successors:

Subject to Sections 10 and 19, all rights and liabilities given to or imposed upon Landlord and Tenant shall extend to and bind their respective heirs, executors, administrators, successors and assigns. Nothing contained in this Section is intended to grant to any entity other than Landlord and Tenant and their successors and assigns any rights or remedies under this Lease.

20.5.	Severability:

If any term or provision of this Lease, the deletion of which would not adversely affect the receipt of any material benefit by either party or the deletion of which is consented to by the party adversely affected, shall be held invalid or unenforceable to any extent, the remainder of this Lease shall not be affected and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

20.6.	Waiver of Trial by Jury:

The respective parties hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, or any claim of injury or damage, or the enforcement of any remedy under any statute, emergency or otherwise.

20.7.	Recording:

Tenant may, at its option, record this Lease or any form of Memorandum of Lease with the Securities and Exchange Commission. No other recording of this Lease or any assignment or security document pertaining to this Lease or all or any part of Tenant’s interest therein shall otherwise be recorded without the prior written consent of Landlord, which consent may be subject to such conditions as Landlord shall reasonably deem appropriate. If such consent is granted, Tenant will pay all recording fees, costs, taxes and other expenses for the recording. However, upon the request of Landlord, both parties shall execute a memorandum or “short form” of this Lease for the purposes of recordation in a form customarily used for such purposes. Said memorandum or short form of this Lease shall describe the parties, the Premises and the Lease Term and shall incorporate this Lease by reference.

20.8.	Waiver:

The waiver by Landlord of any term, covenant or condition herein shall be documented in writing and shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained.

20.9.	Late Charges:

If any installment of rent or any sum due from Tenant shall not be received by Landlord or Landlord’s designee within ten (10) days for the first two occurrences in any calendar year or within three (3) days for any other occurrences within a calendar year of when such sum is due then Tenant shall pay to Landlord a late charge equivalent to Three percent (3%) of the amount past due, but in no event more than the legal maximum on such past due amount, plus any reasonable attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay rent and/or other charges when due hereunder. Any late charges shall be added to the next installment of Base Rent due under the Lease. The parties hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of the late payment by Tenant.

20.10.	Inability to Perform:

Any prevention, delay or stoppage due to any Force Majeure Delay shall excuse the performance of the party affected for a period of time equal to any such prevention, delay or stoppage (except the obligations of either party to pay money, including rental and other charges, pursuant to the Lease). The term “Force Majeure Delay” shall mean any delay incurred by either party attributable to any: (i) actual delay or failure to perform caused by a strike, lockout or other labor disturbance, civil disturbance, act of war, riot, sabotage or embargo; (ii) delay due to changes in any applicable laws or ordinances (including without limitation, the ADA); or (iii) delay attributable to lighting, earthquake, fire, storm, hurricane, tornado, flood, washout, explosion or any other similar cause beyond the reasonable control of the party from whom performance is required, or its contractors and representatives.

20.11.	Choice of Law:

This Lease shall be governed by the laws of the State of Nevada.

20.12.	Independently Provided Services

This Lease is entirely separate and distinct from and independent of any and all agreements that Tenant may at any time enter into with any third party for the provision of services, which include, but are not limited to, telecommunications, office automation, repair, maintenance services, computer and photocopying (“Independent Services”). Tenant acknowledges that Landlord has no obligation of any type concerning the provision of Independent Services, and agrees that any cessation or interruption of Independent Services or any other act or neglect by the third party providing the Independent Services shall not constitute a default or constructive eviction by Landlord.

20.13.	Force Majeure:

Landlord shall not be liable for any failure to comply or delay in complying with its obligations hereunder if such failure or delay is due to acts of God, inability to obtain labor, strikes, lockouts, lack of materials, governmental restrictions, enemy actions, civil commotion, fire, unavoidable casualty or other similar causes beyond Landlord’s reasonable control (all of which events are herein referred to as force majeure events). It is expressly agreed that Landlord shall not be obliged to settle any strike to avoid a force majeure event from continuing.

20.14.	Reimbursement of Expenses:

The party which has committed a breach or default of this Lease shall reimburse the other party, upon demand, for any reasonable expenses incurred in connection with such breach or default. Such expenses shall include reasonable legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise.

20.15.	Prior Agreements

THIS LEASE CONTAINS THE ENTIRE AGREEMENT OF THE PARTIES HERETO AND ANY AND ALL ORAL AND WRITTEN AGREEMENTS, UNDERSTANDINGS, REPRESENTATIONS, WARRANTIES, PROMISES AND STATEMENTS OF THE PARTIES HERETO AND THEIR RESPECTIVE OFFICERS, DIRECTORS, PARTNERS, AGENTS AND BROKERS WITH RESPECT TO THE SUBJECT MATTER OF THIS LEASE AND ANY MATTER COVERED OR MENTIONED IN THIS LEASE SHALL BE MERGED IN THIS LEASE AND NO SUCH PRIOR ORAL OR WRITTEN AGREEMENT, UNDERSTANDING, REPRESENTATION, WARRANTY, PROMISE OR STATEMENT SHALL BE EFFECTIVE OR BINDING FOR ANY REASON OR PURPOSE UNLESS SPECIFICALLY SET FORTH IN THIS LEASE. NO PROVISION OF THIS LEASE MAY BE AMENDED OR ADDED TO EXCEPT BY AN AGREEMENT IN WRITING SIGNED BY THE PARTIES HERETO OR THEIR RESPECTIVE SUCCESSORS IN INTEREST. THIS LEASE SHALL NOT BE EFFECTIVE OR BINDING ON ANY PARTY UNTIL FULLY EXECUTED BY BOTH PARTIES HERETO.

20.16.	Attorneys’ Fees

If either Landlord or Tenant commences or engages in, or threatens to commence or engage in, any action or litigation or arbitration against the other party arising out of or in connection with the Lease, the Premises, the Building, or the Project, including but not limited to, any action for recovery of any payment owed by either party under the Lease, or to recover possession of the Premises, or for damages for breach of the Lease, the prevailing party shall be entitled to have and recover from the losing party reasonable attorneys’ fees and other costs incurred in connection with the action and in preparation for said action. This provision shall survive the termination of the Lease.

20.17.	Consent/Duty to Act Reasonably

Regardless of any references to the terms “sole” or “absolute” (but except for matters which (i) could have an adverse effect on the structural integrity of the Building Structure, (ii) could have an adverse effect on the Building Systems, or (iii) could have an effect on the exterior appearance of the Building, whereupon in each such case Landlord’s duty is to act in good faith and in compliance with the Lease), any time the consent of Landlord or Tenant is required, such consent shall not be unreasonably withheld, conditioned or delayed. Whenever this Lease grants Landlord or Tenant the right to take action, exercise discretion, establish rules and regulations or make allocations or other determinations (other than decisions to exercise expansion, contraction, cancellation, termination or renewal options), Landlord and Tenant shall act reasonably and in good faith and take no action which might result in the frustration of the reasonable expectations of a sophisticated tenant or landlord concerning the benefits to be enjoyed under this Lease.

20.18.	Interest Rate:

Any time either Landlord or Tenant is required to pay interest to the other, the following shall be the interest rate: the lesser of (i) the rate publicly announced from time to time, by the largest (as measured by deposits) state chartered bank operating in Nevada, as its Prime Rate or its Reference Rate or other similar benchmark, plus two percent (2%), or (ii) the maximum rate permitted by law.

21. Arbitration

Except for any claim or controversy for the payment (or non-payment) of money, including Tenant’s failure to pay the Base Rent or Additional Rent when due and the resulting remedy of eviction (which shall be resolved by the appropriate court in Clark County with jurisdiction under the laws of Nevada), any other claim or controversy (“Dispute”) between or among the Landlord or Tenant (“Parties”), and their assigns, relating to this Agreement, shall at the request of either Party be resolved by binding arbitration in accordance with the provisions set forth below. The provisions of this arbitration clause shall survive any termination, amendment, or expiration of this Agreement. The arbitration proceedings shall be conducted in Las Vegas, Nevada, at a place to be mutually determined by the Parties. The arbitrator(s) shall be required to complete the arbitration proceeding and the arbitrator(s)’ award issued within ninety (90) days of the delivery of notice of the Dispute to the opposing Party (“Notice Date”). The arbitrator(s) shall require the Parties to complete all discovery within sixty (60) days of the Notice Date. The arbitrator(s) shall have the authority to impose sanctions on any Party that fails to comply with above time periods, including the sanction of summarily dismissing any Dispute or defense with prejudice. The arbitrator(s) shall have the authority to resolve any Dispute or defense with prejudice. The doctrines of compulsory counterclaim, res judicata, and collateral estoppel shall apply to any arbitration proceeding hereunder so that a party must state as a counterclaim in the arbitration proceeding any claim or controversy which arises out of the transaction or occurrence that is the subject matter of the Dispute. The arbitrator(s), must: (1) consolidate in a single arbitration proceeding any other claim or controversy involving another party that is substantially related to the Dispute; and (2) consolidate in a single arbitration proceeding any other claim or controversy that is substantially similar to the Dispute.

Within ten (10) days of the Notice Date the Parties shall each: (i) appoint one (1) lawyer actively engaged in the licensed and full-time practice of law, specializing in real estate, in the County of Clark for a continuous period of not less than seven (7) years, but who has at no time ever represented or acted on behalf of either of the Parties, and (ii) deliver written notice of the identity of such lawyer and a copy of his or her written acceptance of such appointment and acknowledgment of and agreement to be bound by the time constraints and other provisions of this Section 21 (“Acceptance”) to the other Parties hereto. The Party who selects the lawyer may not consult with such lawyer, directly or indirectly, to determine the lawyer’s position on the issue that is the subject of the dispute. In the event that any Party fails to so act, such arbitrator shall be appointed pursuant to the same procedure that is followed when agreement cannot be reached as to the third arbitrator. Within ten (10) days after such appointment and notice, such lawyers shall appoint a third lawyer (together with the first two (2) lawyers, “Arbitration Panel”) of the same qualification and background and shall deliver written notice of the identity of such lawyer and a copy of his or her written Acceptance of such appointment to each of the Parties. In the event that agreement cannot be reached on the appointment of a third lawyer within such period, the first two lawyers shall each select two attorneys (qualified to act as an arbitrator under the guidelines of this Section 21) and write their names on equal size strips of paper. The attorney representing the Tenant shall then draw one name (of the four) from an opaque container and the attorney representing the Landlord shall draw one name. Should the lawyer drawn by Tenant’s lawyer not be available to serve on the Arbitration Panel, the lawyer selected by Landlord’s lawyer shall serve. The first two lawyers shall repeat this selection procedure (in reverse as to the first selecting lawyer), if necessary, until a third lawyer is selected.

The Arbitration Panel shall (i) enforce and interpret the rights and obligations set forth in the Lease to the extent not prohibited by law, and (ii) make and issue any and all orders, final or otherwise, and any and all awards, as a court of competent jurisdiction sitting at law or in equity could make and issue, and as it shall consider appropriate in its sole and absolute discretion. The arbitrator(s) shall award to the prevailing party recovery of all costs and fees (including attorneys’ fees and costs, arbitration administration fees and costs, and arbitrator(s)’ fees), but shall have no authority to award punitive or consequential damages. The arbitrator(s), either during the pendency of the arbitration proceeding or as part of the arbitration award, also may grant an award of injunctive relief. Judgment upon an arbitration award may be entered in any court having jurisdiction.

The decision of the Arbitration Panel shall be final and binding, may be confirmed and entered by any court of competent jurisdiction at the request of any party and may not be appealed to any court of competent jurisdiction or otherwise except upon a claim of fraud on the part of the Arbitration Panel, or on the basis of a mistake as to the applicable law. The Arbitration Panel shall retain jurisdiction over any dispute until its award has been implemented, and judgment on any such award may be entered in any court having appropriate jurisdiction.

Unless otherwise mutually agreed by the Parties, each member of the Arbitration Panel shall be compensated for any and all services rendered under this Section at a rate of compensation equal to the sum of (a) Two Hundred Fifty Dollars ($250.00) per hour and (b) the sum of Ten Dollars ($10.00) per hour multiplied by the number of full years of the expired Term under the Lease, plus reimbursement for any and all expenses incurred in connection with the rendering of such services, payable in full promptly upon conclusion of the proceedings before the Arbitration Panel. Such compensation and reimbursement shall be borne by the non-prevailing party as determined by the Arbitration Panel in its sole and absolute discretion. Except for any claim or controversy for the payment (or non-payment) of money, including Tenant’s failure to pay the Base Rent or Additional Rent when due and the resulting remedy of eviction (which shall be resolved by the appropriate court in Clark County with jurisdiction under the laws of Nevada), any other claim or controversy (“Dispute”) between or among the Landlord or Tenant (“Parties”), and their assigns, relating to this Agreement, shall at the request of either Party be resolved by binding arbitration in accordance with the provisions set forth below. The provisions of this arbitration clause shall survive any termination, amendment, or expiration of this Agreement. The arbitration proceedings shall be conducted in Las Vegas, Nevada, at a place to be mutually determined by the Parties. The arbitrator(s) shall be required to complete the arbitration proceeding and the arbitrator(s)’ award issued within ninety (90) days of the delivery of notice of the Dispute to the opposing Party (“Notice Date”). The arbitrator(s) shall require the Parties to complete all discovery within sixty (60) days of the Notice Date. The arbitrator(s) shall have the authority to impose sanctions on any Party that fails to comply with above time periods, including the sanction of summarily dismissing any Dispute or defense with prejudice. The arbitrator(s) shall have the authority to resolve any Dispute or defense with prejudice. The doctrines of compulsory counterclaim, res judicata, and collateral estoppel shall apply to any arbitration proceeding hereunder so that a party must state as a counterclaim in the arbitration proceeding any claim or controversy which arises out of the transaction or occurrence that is the subject matter of the Dispute. The arbitrator(s), must: (1) consolidate in a single arbitration proceeding any other claim or controversy involving another party that is substantially related to the Dispute; and (2) consolidate in a single arbitration proceeding any other claim or controversy that is substantially similar to the Dispute.

	LANDLORD:		TENANT:

	McCARRAN CENTER L.C. A Nevada Limited Liability Company		VENTURE CATALYST INCORPORATED

By:	By:	/s/ Thomas A. Thomas	By:	/s/ Greg Shay
Its:		Thomas A. Thomas Managing Partner	Its:	President and Chief Operating Officer

On this          day of                     , 20    , before me, the undersigned, a Notary Public in and for the County of Clark, State of Nevada, duly commissioned and sworn, personally appeared Thomas A. Thomas, in his capacity as Managing Partner, known to me to be the person that executed within instrument and known to me to be the person who affixed his name hereto and who acknowledged to me that he executed the same freely and voluntarily and for the uses and purposes therein mentioned.

NOTARY PUBLIC in and for said County and State

On this          day of                     , 20    , before me, the undersigned, a Notary Public in and for the County of                     , State of                     , duly commissioned and sworn, personally appeared                             , in his capacity as                             , known to me to be the person that executed within instrument and known to me to be the person who affixed his name hereto and who acknowledged to me that he executed the same freely and voluntarily and for the uses and purposes therein mentioned.

NOTARY PUBLIC in and for said County and State

1

EXHIBIT A-1

PROJECT SITE PLAN: PHASE II

EXHIBIT A-2

BUILDING SITE PLAN

EXHIBIT B-1

FLOOR PLAN

BEXHIBIT B-2

TENANT IMPROVEMENT PROCESS AND PROCEDURE

1. Landlord’s Work and the Tenant Improvement Allowance

Unless otherwise set forth herein, Landlord’s contractor shall construct the tenant improvements in the Premises (“Tenant Improvements”) for Tenant’s exclusive use during the term of the Lease (“Landlord’s Work”). Such construction shall be based upon a Tenant approved “Space Plan” and “Conceptual Cost Estimate” which are more fully described in subsection (B) of this Exhibit. Landlord’s contribution toward the total cost of the Tenant Improvements is set forth in Section 1.19 of the Lease and is hereafter referred to as the “Tenant Improvement Allowance”. Tenant shall be responsible for all Tenant Improvement costs which exceed the Tenant Improvement Allowance, hereafter “Over Allowance Costs”, which costs shall be initially determined and set forth in the Conceptual Cost Estimate and shall be subject to change due to Tenant approved change orders, increases in the cost of labor and materials, Tenant Delays or as otherwise set forth in subsection (B) of this Exhibit. All work to be completed by Tenant after the completion of Landlord’s Work, including without limitation, the installation of furniture, fixtures and equipment, shall be “Tenant’s Work”.

Over Allowance Costs shall be paid within fifteen (15) days of invoice on the following schedule:

•	Fifty percent (50%) at the commencement of construction.

•	Forty percent (40%) shall be invoiced 30 days after commencement of construction.

•	Ten percent (10%) shall be invoiced upon occupancy by Tenant.

Late payments of Over Allowance Costs shall be assessed a late payment charge of one and one half percent (1½%) per month (prorata for partial months) and shall be payable with the next invoice for Over Allowance Costs, or rent payment, if the Premises have been occupied.

Base upon Tenant’s final design and construction specifications, the total cost of Tenant Improvements may exceed the Tenant Improvement Allowance. Landlord will charge a management fee of five percent (5%) of the cost of all improvements in excess of the Tenant Improvement Allowance.

2. Tenant Improvement Design and Construction

Tenant’s representatives for the Tenant Improvement construction process shall be designated in writing, including a primary and a secondary contact. The Landlord’s representative will rely upon these contacts for all decisions and approvals related to the design and construction of tenant improvements and the associated costs.

2.1 Scheduling

Based on the Commencement Date set forth in the Lease, Tenant and Landlord representatives shall mutually agree on a tenant improvement schedule. The schedule will identify completion dates for each of the phases of work in the tenant improvement process.

2.2 Space Planning

The tenant improvement process begins with the creation of a space plan that accommodates the Tenant’s program and space requirements (“Space Plan”). The Space Plan is created or reviewed (if not prepared by Tenant) by the Landlord’s designated space planner or architect and, whether created by Tenant or Landlord, is approved in writing by the Landlord’s representative and the Tenant.

In the event the Tenant prepares the Space Plan, the plan must be reviewed and approved by the Landlord’s designated space planner and must meet the minimum standards outlined in the Space Plan Requirements attached hereto. Landlord’s designated engineers for the mechanical, electrical and plumbing design shall be utilized. The Tenant Improvement Allowance shall be charged the following fee for design and engineering services:

Space Plan (Approved)	$.45 per USF
Architectural Drawings	$.95 per USF
Mechanical & Plumbing	$.50 per USF
Electrical	$.50 per USF

Should Tenant elect to have Landlord retain Tenant’s space planner or architect, Landlord shall charge a fee of $.15 per USF, from the Tenant Improvement Allowance, for the coordination of Tenant’s Designer with Landlord’s engineers and general contractors.

Landlord shall receive no additional fees for supervision or overhead in connection with the Tenant Improvement Allowance. Landlord shall charge a fee for supervision of the design and construction of improvements, which are paid for directly by Tenant and not from the Tenant Improvement Allowance. Such fee shall equal five (5%) of the total cost of the improvements paid for by Tenant.

In order to maintain the Commencement Date contemplated in the Lease, it is essential that space planning be concluded on the date set forth in the schedule. At the end of the space-planning phase, the then-current Space Plan will be deemed approved and used as the basis for the Conceptual Cost Estimate (hereafter “Estimate”). Changes by Tenant to the Space Plan thereafter, may result in additional costs and may constitute “Tenant Delays” as set forth in Section 3.2 of the Lease.

2.3 Conceptual Cost Estimating

Based on the approved Space Plan, the Estimate is prepared by Landlord’s representative. The Estimate includes the total estimated cost of design, permits, and construction, including the general contractor’s subcontractor costs, general conditions, liability insurance, profit, and the contractor’s charge for construction supervision. Landlord does not charge a construction management fee except for the coordination of Tenant’s space planner with the contractor. The estimate also includes a contingency allowance to be used in the event that the final subcontractor pricing for any given line item exceeds the amount covered in the estimate.

The Conceptual Cost Estimate does not represent a price guarantee by the Landlord. The Tenant is responsible for the total actual cost of the Tenant approved work, including change orders, after the application of the Tenant Improvement Allowance.

2.4 Architecture & Engineering

The Tenant’s approval of the Estimate authorizes the Landlord to proceed with the design and engineering of the Tenant Improvements and to enter into contracts and incur costs with architects, engineers and other consultants. The design and engineering will be based on the Space Plan and the Estimate as approved by the Tenant.

2.4.1	HVAC and Electrical Engineering: The HVAC system for the Premises shall provide a minimum of one ton of air for each 300 square feet of useable floor space. The electrical service supplied in the Building is 277/480, 3-phase power. The electrical service is transformed in the Premises by a transformer as a tenant improvement cost.

2.4.2	Sprinkler System Engineering: The Building includes a sprinkler system loop and branch distribution piping for unoccupied space (Up System Only). This “turned up” system shall include: mains, laterals, drops and heads in accordance with local building and fire requirements. The Estimate shall include the modification and “turn down” of the Building system for the specific use of Tenant in the Premises.

Upon completion of the construction documents, application will be made to the appropriate building department for a building permit. Landlord shall use best efforts to expedite the approval of the Space Plan, however, Government delays in the processing or the approval of the permit application are not the responsibility of the Landlord or Landlord’s contractor.

2.5 Construction & Change Orders

Construction contracts with Landlord’s contractor shall be based upon the approved Space Plan and Estimate, as approved by the appropriate building department. Any changes in the scope of work defined in the approved

Space Plan and Estimate must be requested of the Landlord’s representative by the Tenant and will not be undertaken without the Tenant’s written approval. A non-refundable processing fee of $100.00 is charged to the Tenant Improvement Allowance for each change request submitted.

The following steps describe the typical process for initiating changes orders or clarifications to the original approved Space Plan:

1)	The Tenant notifies the Landlord’s representative of the desired change to the approved Space Plan.

2)	The Landlord’s representative instructs the designer or architect to prepare an Instruction Bulletin (“Bulletin”), which incorporates design and specification changes and provides directions to the contractor.

3)	The Landlord’s representative forwards the Bulletin to Tenant for approval.

Upon receipt of the Bulletin, the Tenant has three options:

1)	request specific pricing and scheduling information in the form of a contractor Change Order Proposal (“Proposal”) before authorizing the change,

2)	authorize the change only if it will have no impact on cost or schedule,

3)	authorize the change without regard to the cost or schedule impacts.

Upon approval of the Bulletin, depending upon the option selected, the following occurs:

1)	Option 1, a contractor Proposal is prepared for Tenant approval or rejection,

2)	Option 2, the requested change is undertaken without impact to construction cost or schedule,

3)	Option 3, the change is undertaken and a Proposal is prepared to document the cost and schedule impacts.

The Landlord’s representative must receive approval of Bulletins and Proposals within 48 hours of receipt to avoid delays in the schedule. Even minor delays in Tenant approvals may result in substantial increases in cost and time necessary to complete the work.

The Tenant is not a party to the construction contract between the Landlord and the general contractor. The contractor is not authorized to accept requests for changes in the scope of work directly from the Tenant. No arrangements should be made by the Tenant with the general contractor or its subcontractors for additions, deletions or changes to the scope of the work. The Landlord’s representatives must be present in all meetings and be a party to all communications related to the work.

2.6 Close-out & Punch List

Upon substantial completion of the improvements, the Landlord’s representative and the Tenant will jointly inspect the work prior to the arrival of the Tenant’s furniture, fixtures and equipment. Based on this inspection, the Landlord’s representative and the Tenant will jointly prepare and approve a final punch list of items to be corrected or completed before occupancy. Once the work itemized in the punch list has been performed, the Landlord’s Work and its contractor’s work shall be complete. Additional punch list items added after the installation of the Tenant’s furniture, fixtures and equipment will result in additional charges to the Tenant.

3. Space Plan Requirements for Tenant’s Designer

In the event the Tenant’s designer prepares a Space Plan as the basis for construction documents for Tenant Improvements, the following minimum requirements must be met:

Detailed Architectural Floor Plan

•	identify all walls, doors, and glazing

•	identify location of all walls by dimension or room size

•	identify and provide all electrical or low voltage requirements for each outlet for power, voice and data communications, and security systems

•	identify size and location and provide all electrical or low voltage requirements for energized modular workstations, furniture, fixtures, and equipment

Architectural Reflected Ceiling Plan

•	identify all non-standard lighting requirements and fixtures

(standard requirement is 1 - 2x4 prismatic light fixture for each 90 square feet)

•	identify non-standard ceiling requirements

(standard requirement is 2x4 suspended grid)

Furniture, Fixture and Equipment Plan

•	identify all cabinetry and millwork, plumbing fixtures, appliances, office equipment, and fixtures

Finish Schedule

•	identify all standard and non-standard finishes (see Landlord’s standard finish boards) including paint, wall covering, carpet, tile, and laminates

The Space Plan must be prepared and transmitted to the Landlord in the AutoCAD electronic file format, version 14 or higher. The plans must meet all local and Uniform Building Code requirements and include all information necessary for accurate pricing and for building permit submittal. The plans must be stamped by an architect licensed in the State of Nevada.

4. Tenant’s Work

Upon substantial completion of Landlord’s Work, Tenant shall immediately undertake the installation of Tenant’s furniture, fixtures and equipment and shall diligently pursue such work to completion. All of Tenant’s Work shall be at Tenant’s sole cost and expense and carried out in a commercially reasonable manner. Tenant shall keep the Common Facilities and Common Building Area free of all construction debris and in a broom clean condition. Tenant shall provide its own trash containers as and if needed, in a location reasonably designated by Landlord and shall remove such trash containers prior to opening for business. Tenant’s contractors shall name Landlord as an additional insured on contractor’s insurance policies. All Tenant’s Work shall comply with all governmental statutes, ordinances, rules and regulations pertaining thereto. Tenant covenants that no work by Tenant’s employees, agents or contractors, shall disrupt or cause a slowdown or stoppage of any work conducted by Landlord on the Premises or Project of which it is a part except in cases of “Force Majeure” as set forth in Section 20.13 of the Lease.

EXHIBIT “C”

STANDARD

TENANT IMPROVEMENT SPECIFICATIONS

FOR INDUSTRIAL/OFFICE BUILDINGS

I.	GENERAL IMPROVEMENTS:

The following information is provided to establish standard specifications and guidelines for Tenant Improvements in Industrial/Office Buildings. The standards set forth in this Exhibit (or equivalent material at Tenant’s election) are subject to Tenant’s Improvement Allowance. Landlord does not warrant that the Tenant Improvement Allowance shall be sufficient to construct the following standards. Landlord’s reasonable approval is necessary should Tenant desire to materially alter the following standards or use the Tenant Improvement Allowance for non-standard improvements.

A. PARTITIONS:

1.	One lineal foot of building standard for each fifteen (15) square feet.

Demising partitions shall be one layer of 5/8” gypsum wallboard screw applied to each side of 2-1/2” metal studs spaced at 24” on center. Installation to include 1-1/2” sound attenuation blankets will extend from floor to deck above.

2.	Interior partitions shall be one layer of 5/8” gypsum wall board screw applied to each side of 2-1/2” metal studs spaced at 24” on center. Wall board is to extend to 6” above finish ceiling grid to a height of approximately 9’6”.

3.	All partitions and column enclosures will be taped and sanded to receive paint.

B. DOORS FRAMES AND HARDWARE:

1.	One (1) door per twenty-five (25) lineal feet of interior partition allowance.

2.	Interior doors shall be 3’0” wide by 7’0” high and 1-3/4” thick, solid core door with frame, prefinished, with a standard Mendecino Oak finish, both sides.

3.	Interior door hardware will include lever-handled latch sets, 1-1/2” pair of 4-1/2” butts, floor stop and three (3) silencers.

4.	Hardware finish to be Schlage Brushed Aluminum or equal.

C. CEILING

1.	Ceiling throughout the office area will be a 2’ x 4’ mechanically suspended, acoustical system using flush-finished, lay-in tile with a mineral fiber. Nominal ceiling height is 9’0”.

2.	The Building Standard for a Multi-tenant office is Armstrong 769 (2767 White or equal.)

3.	The Building Standard Allowance for this item is $1.25 per s.f.

D. FLOOR COVERING AND BASE:

1.	Carpeting: The Building Standard Allowance for Multi-tenant industrial office space is $1.22 per s.f. This is for 22 oz. Glue down carpet, Queen Commercial Carpet, “Commitment 26” solution dyed nylon or equal.

2.	V.C.T. The Building Standard Allowance for Multi-tenant industrial office space is $1.25 per s.f. This is for an 12” x 12” Azrock Vinyl Composition Tile 1/8” thick or equal.

3.	Rubber Base: The Building Standard Allowance for Multi-tenant industrial office space is $1.25 l.f. This is for Burke standard 4” top set rubber base or equal.

E. WINDOW TREATMENT:

1.	The Building Standard Allowance for Multi-Tenant industrial office space is $.50 s.f. This is for Riviera Levelor blinds, alabaster number 112 horizontal 1” slats or equal.

F. PAINT:

1.	The Building Standard for Multi-Tenant industrial office space is Frazee eggshell 5900w, Arctic, or equal.

G. TOILET PARTITIONS:

1.	The Building Standard for this item is Boberick, American Standard, or Bradley, metal, gray in color.

II.	STRUCTURAL IMPROVEMENTS:

A. STANDARD DESIGN:

1.	The structural floor system of the Building is designed to accommodate up to one hundred (100) pounds per square foot, including eight of partitions and up to seven (7) pounds of ceiling and suspended mechanical equipment load.

III.	HEATING VENTILATION, AIR CONDITIONING AND FIRE PROTECTION SERVICES.

A. H.V.A.C. SYSTEM:

1.	The following operation standards are based upon population not to exceed one (1) person per 150 square feet of usable floor area.

2.	This system shall be at the sole cost of the tenant .

3.	The system will include a series of individual roof pack units.

4.	The system shall be designed to deliver one ton of air for each 300 s.f. of useable floor space. The system design should also assume a maximum lighting and appliance distribution of 5 watts per rentable s.f. of Multi Tenant Industrial Office Space.

5.	Tenant H.V.A.C. work shall conform to the master system design and include, but not necessarily be limited to providing thermostatically controlled zones, all required ducting, all required diffusers and grilles, and other items as necessary to complete the system.

6.	The tenant shall provide return ductwork on floors without ceiling plenum provisions. ( Contact landlord for exact location of lease spaces requiring such.)

B. FIRE PROTECTION:

1.	The base system, the “up system”, is included in the shell and core and is to be composed of risers, mains, and heads that are turned “up” in order to comply with Building Codes for unoccupied Multi-Tenant Industrial Office Space. Modification of the sprinklers is required as a basic part of Tenant Improvements. This work is to include, but not be limited to; additional headers as required, and the down system to allow for protection of the tenant improvement space.

2.	The “down” system is to include semi-recessed type heads with chrome finish as required by code.

3.	The standard allowance for this item is $.90 s.f. Any cost above this amount is considered above standard.

IV.	ELECTRICAL AND TELEPHONE SERVICES:

A. LIGHTING:

1.	One 2’ x 4’ fluorescent light fixture per ninety useable square feet shall be the standard. One single pole, wall mounted light switch at 48”+/- per each twelve light fixtures shall be provided.

2.	The light fixture shall be a recessed prismatic fluorescent 3 tube light fixture, 2’ x 4’ by Lithonia or equal, with energy saving ballast’s.

3.	Lamps which complete the building standard fixtures shall be initially furnished and installed as a part of the tenant improvement allowance standard. Subsequent relamping shall be performed at the tenant’s expense.

4.	Lights, as required by code, shall be connected to an emergency circuit and comply with said code.

5.	One (1) 20 amp, 120 volt, single phase, wall type duplex electrical outlet per each one hundred fifty square feet of useable floor space in the Multi Tenant Industrial Office Building.

6.	All cover plates to be ivory with no back to back outlets.

B. TELEPHONE:

1.	Single gang telephone outlet box in stud wall with conduit from outlet to telephone board.

2.	All cover plates to be ivory with no back to back outlets.

3.	The standard distribution for Multi Tenant Industrial Office Building space is one box for one hundred fifty square feet of useable office space.

4.	Installation of telephones and wiring shall be at Tenant’s sole arrangement and expense.

C. GENERAL

1.	Power supply in Building is 277/480, 3-phase.

2.	Modification/reduction of power supply occurs in Premises via a transformer as a tenant improvement cost.

V.	PLUMBING:

A. GENERAL

1.	Plumbing wet stacks, containing sanitary waste and vent piping will be available on each floor. Tenant’s connection shall be at Tenant’s expense.

2.	Domestic water is available at building core. Tenant’s connection shall be at Tenant’s expense.

3.	Sanitation:

For every 10,000 s.f. of office space:

Men:	2 Water Closets	Women:	3 Water Closets
	1 Urinal		1 Lavatory
1 Lavatory

For every 60,000 s.f. of Warehouse

Men:	1 Water Closet	Women:	1 Water Closet
	1 Lavatory		1 Lavatory

VI.	ABOVE STANDARD TENANT IMPROVEMENTS:

1.	Any Above Standard Tenant Improvement; i.e., improvements which exceed the standards described above, in design, quantity, quality, structurally, mechanically, electrically, or in cost (which includes the design fees) shall be deemed above standard. Also, Tenant designs which require fire alarm systems or special emergency lighting above and beyond that provided by the Landlord shall be at Tenant’s cost and expense.

EXHIBIT D

RULES AND REGULATIONS

1.00	PROJECT & PREMISES

1.01 Industrial and Commercial Use: The Premises shall be used for industrial and commercial purposes permitted under the Clark County, Nevada “MD” Zoning Ordinance and Guidelines or as further permitted in Lease, and for no other use.

1.02 Oil Drilling: No oil drilling, oil development operations, oil refining, holding tanks, quarrying or mining operations of any kind, shall be permitted upon or in the Project. No derrick or other structure designed for use in boring for water, oil or natural gas shall be erected, maintained or permitted upon the Project.

1.03 Offensive Conduct - Nuisance: Tenant, Renters, Occupiers and Guests within the Project shall conform to all applicable Codes of the County of Clark, and no noxious or offensive activities shall be carried on, upon or within the Project. Any obstruction of Common Access areas is hereby deemed to be a nuisance and is prohibited except for reasonable periods in connection with repairs to the driveway, parking, walkway and Common Facilities. Objects which create or emit loud noise, vibrations or obnoxious odors shall not be located, used or placed on any portion of the Project other than temporarily for landscape, driveway, parking, walkway or building maintenance. No Tenant shall permit or cause anything to be done or kept on its Premises which may increase the rate or cause the cancellation of insurance because of the dangerous or volatile nature of such activity or substance, nor shall any Tenant violate or permit the violation of any law on its Premises. Each Tenant shall comply and require the Occupants and Permittees of its Premises to comply with all the requirements of the local or state health authorities and with all other governmental authorities with respect to the occupancy and use of a building or any portion thereof. The Landlord shall be entitled, but shall not be obligated, to take any action to abate an unlawful nuisance, including without limitation the right to enter into a Premises or Building to exercise the abatement of the unlawful nuisance.

1.04 Vehicular Maintenance: No person shall conduct repairs, restorations, or painting of any motor vehicle, boat, trailer, aircraft or other vehicle upon any portion of the Project except wholly within an enclosed building.

1.05 Antenna, External Fixtures, Etc.: No television or radio poles, antennae, flag poles, clotheslines or other external fixtures other than those originally installed by Landlord or approved by the Landlord and any replacements thereof, shall be constructed, erected or maintained on or within the Premises or Building.

1.06 Fences, Etc.: No fences, awnings, ornamental screens, screen doors, sunshades or walls of any nature shall be erected or maintained on or around any portion of any structure or elsewhere within the Premises except those installed in accordance with the original construction of the Premises, and any replacement thereof, or as are authorized and approved by the Landlord.

1.07 Animals: No animals, reptiles, rodents, livestock or poultry shall be kept in any Premises or elsewhere within the Project, without the express written consent of the Landlord.

1.08 No Storage or Living Use of Recreational Vehicles: No boat, truck, trailer, camper, recreational vehicle or tent shall be stored on the Project or used as a living area.

1.09 Trash Disposal: Trash, garbage, or other waste shall be kept only in sanitary containers in the enclosures provided. No Tenant shall permit or cause any trash or refuse to be kept on any portion of the Project other than in the receptacles customarily used therefor, and placed or maintained as required by Landlord.

1.10 Exterior Alterations: No Tenant shall, at its expense or otherwise, make any alterations or modifications to the exterior of the buildings, fences, railings or walls situated within the Project without the prior written consent of the Landlord and approval by the County.

1.11 Parking Restrictions: No parking shall be permitted which may obstruct free traffic flow within the Common Facilities, constitute a nuisance, or otherwise create a safety hazard. Notwithstanding the forgoing, this document shall not be interpreted in such a manner so as to permit an activity which would be contrary to any ordinance. Provided the requirements are not violated, construction activity shall be exempt from this section where applicable. The Landlord is hereby empowered to establish “no parking” areas within Common Access areas of the Project as well as to enforce parking limitations through its officers and agents by all means lawful for such enforcement on private drives, including the removal of any violating vehicle. Adequate off-street parking is provided to accommodate all parking needs for employees, visitors and company vehicles on the site.

1.12 Building Maintenance: Each Tenant shall be responsible for maintaining its building, including the equipment and fixtures therein and the interior and exterior walls, ceiling and roof, private restrooms contained within the Building, (if any), windows and doors thereof, in a first class, clean, sanitary, workable and attractive condition.

Tenant shall have complete discretion as to the choice of furniture, furnishings, and interior decorating; provided, that may not be painted or covered by foil, cardboard, or other similar materials. Each Tenant shall be responsible for repair, replacement and cleaning of the interior windows and glass of its Premises.

1.13 Signs: The Landlord shall adopt as part of the Project rules, rules for signage established by Landlord for a signage program pertaining to the use of signs by the Tenant. The Landlord shall have the right to approve all signs posted within the Project, including signs on the building doors. No Tenant shall permit or cause any advertising, identifications, or other sign to be constructed, installed or maintained on the Premises or on any property adjacent to the Premises and visible from the Premises until the plans and specifications therefor, including the height, size, coloring, design and location of installation, have been submitted to and approved in writing by the Landlord and the County of Clark. All signs installed on the Premises or on any property adjacent to the Premises and visible from the Premises shall be consistent with the character and architectural style of the buildings located on the Premises upon which they are placed. In addition, no sign, poster, display, or other advertising device shall be placed in the public view upon any portion of the Premises and/or Building or on any property adjacent to the Premises and visible from the Premises unless it complies with all applicable County ordinances. No Tenant shall permit or cause any sign advertising a person, firm, company, or corporation which does not operate, conduct a business, or sell products on such Premises to be constructed, installed, or maintained on such Premises

1.14 Maintenance of Drainage Facilities: The Premises upon which drainage ditches and/or related facilities are located, or which may be hereafter be located, shall keep and maintain any improvements constructed thereon, in a reasonable condition according to their design, purpose and/or function, including, but not limited to, the removal of all obstructions which may or reasonably might cause redirection or impedance of the flow of the drainage thereon regardless of the source or cause of such obstruction or impedance.

1.15 Retention of Lot Grade: Unless specifically approved in writing by both the County and the Landlord, the grade of any Premises shall not be modified, altered or otherwise changed.

1.16 Storage and Loading Areas: No materials, trash, supplies or equipment, including company-owned or operated trucks, shall be stored on the Premises except inside a closed building, or behind a visual barrier screening such areas form the view of adjoining properties and/or private streets subject to the approval of the County of Clark and the Landlord; provided, however, that this provision shall not apply during the course of construction of a building.

1.17 Canvassing, soliciting and peddling in the Project are prohibited.

2.00	RECIPROCAL EASEMENTS

2.01 Premises Included: Certain Premises, located within the Project, because of unique characteristics regarding the relationship of each of these Premises to the other, are encumbered by this document with a special set of easements. These special easements provide for reciprocal surface access and reciprocal subsurface utility access on and under the affected Premises.

2.02 Special Reciprocal Surface Access Easements: Each Tenant of the affected Premises, does covenant for itself and its successors, a nonexclusive special reciprocal surface access easement over portions of its property for the purpose of providing landscape planting and on-going maintenance and utility maintenance and repair. Such surface access shall be reciprocal from one to another, and shall provide continuous access to each Premises by Landlord/Tenant, tenants, guests, vendors, suppliers and to landscape maintenance personnel employed by the Landlord or by authorized personnel of Public Utilities servicing a given utility located within the Reciprocal Easement Area.

2.03 Reciprocal Subsurface Utility Easements: Each Tenant of the affected Premise does covenant for itself and its successors, a nonexclusive reciprocal subsurface easement beneath the surface of its Leasehold Premise for the purpose of providing a satisfactory location for subsurface utility lines servicing all or some of the Project. Such utilities would be for, but not limited to: water lines, sanitary sewer lines, storm drainage lines, electrical lines, gas lines, fiber optic lines, telephone lines or cable TV lines. Such subsurface access shall be reciprocal from one leasehold premise to another and shall provide the necessary reciprocal easement for the utility line in question and provide continuous access to authorized personnel of the utility companies providing the services.

2.04 Subsurface Easements: The utility company or public agency utilizing the subsurface portion of the Reciprocal Easement Area shall be responsible for the continuous upkeep and maintenance of the utility facilities.

3.00	BUILDING

3.01 Without limitation upon any of the provisions of the Lease, Tenant shall not mark, paint, drill into, cut, string wires within, or in any way deface any part of the Building or Premises, without the prior written consent of

Landlord, and as Landlord may direct. Upon removal of any wall decorations or installments or floor coverings by Tenant, any damage to the walls or floors shall be repaired by Tenant at Tenant’s sole cost and expense. Tenant shall not lay linoleum or similar floor coverings so that the same shall come into direct contact with the floor of the Premises and, if linoleum or other similar floor covering is to be used, an interlining of builder’s deadening felt shall be first affixed to the floor, by a paste or other materials soluble in water. The use of cement or other similar adhesive material is expressly prohibited. Floor distribution boxes for electric and telephone wires must remain accessible at all times.

3.02 Tenant shall not install or permit the installation of any awnings, shades, mylar films or sunfilters on windows. Tenant shall not obstruct, alter or in any way impair the efficient operation of Landlord’s heating, ventilating, air conditioning, electrical, fire, safety or lighting systems.

3.03 Tenant shall, upon the termination of its tenancy, provide Landlord with the combinations to all combination locks on safes, safe cabinets and vaults and deliver to Landlord all keys to the Building and all interior doors, cabinets, and other key-controlled mechanisms therein, whether or not such keys were furnished to Tenant by Landlord.

3.04 These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the agreements, covenants, conditions and provisions of any lease of Premises in the Project.

EXHIBIT “E”

OPERATING EXPENSES

For the purposes of this Lease, “Operating Expenses” shall include those items and services set forth in Section 4.2 and further defined in Section 9 of the Lease. Operating Expenses associated with the Project Common Facilities and the Building occupied by the Tenant are calculated and prorated as set forth hereafter:

Group I - Project Common Area

•	Consists of the maintenance and up-keep of perimeter Landscaping Areas generally located parallel to the public streets within the Project to a average depth of 15 to 20 feet from the public right-of-way.

•	Categories covered include: Landscape Maintenance and Utilities (Electrical and Water), and Property Management.

•	Perimeter Landscaping Areas in the Project shall be constructed and maintained along public streets and private streets within the Project.

The method for calculation of the Building’s prorata share of Project Operating Expenses shall be based on the number of acres of land assigned to the Building divided by the total number of acres in that phase of the Project. The calculation for the Premises prorata share of the Buildings Operating Expenses shall be based on the square feet of the Premises divided by the total square feet in the Building (See Section 2.1 of the Lease for measurement guidelines). The calculation for the Building and Premises Group I Operating Expense is set forth below.

Building Acreage: 2.127 acres
Phase II Project Acreage: 42.66 acres	Building/Project: 4.99 percent

Premises sq. ft.: 6,048 sq. ft.
Building sq. ft.: 23,232 sq. ft.	Premises/Building: 26.03 percent

Group I Premises Allocation:	1.30 percent

Group II - Provided by Landlord to the Building and Premises.

Operating Expense obligations of the Building include, but are not limited to:

•	Real Property Taxes including special assessments as indicated on a separate tax bill for the Building but exclusive of any increased taxes due to the sale of the Building.

•	All Risk Property Insurance.

•	Property Management for the Building (including, but not limited to: parking facilities and landscaping) as provided by Landlord (see Lease, Section 4.2).

•	Tenant shall be responsible for its prorata share of the Building Area’s Group II expenses.

The Building’s share of Group II Operating Expenses shall be based upon the Acreage of the Building Area divided by the Acreage of the Project:

Building Area Acreage: 2.127 acres

Building Area Responsibility: 4.99 percent

Operating Expense Obligations of the Premises:

•	On-Site - Water and Sewer (unless separately metered to the Premises)

•	Building Maintenance & Repair

•	HVAC Maintenance and Repair under a Guaranteed Service Contract

•	Fire Sprinkler Maintenance and Monitoring

•	Building Area Trash Removal

•	Prorata share of exterior Building area Expenses

Group II Expenses are allocated to the Premises on a prorata basis. The Building is grossed up to reflect at least 95% occupancy.

Premises sq. ft.: 6,048

Building sq. ft.: 23,232 sq. ft.

Premises Percentage Allocation: 26.03 Percent.

Group III - Provided by Tenant

Operational Expenses which are the sole responsibility of the Tenant are:

•	Utility - Electrical: (HVAC, Lighting & Wall Outlets on separate meter)

•	Utility - Telephone (In-Suite)

•	Janitorial and Premises Trash Removal (In-Suite)

•	All other utilities separately metered to the Premises

EXHIBIT “F”

PARKING

Tenant shall be provided a minimum of Twenty-five (25) unrestricted regular size parking stalls, free of charge, for the use by Tenant’s employees and visitors. The rules and regulations governing the use of these spaces are contained in Exhibit “D” of this Lease. Tenant shall not use more parking spaces than said number, or any spaces (a) which have been specifically assigned by Landlord to other tenants or for such other uses as visitor parking or, (b) which have been designated by governmental entities of competent jurisdiction as being restricted to certain uses. Landlord reserves the right to erect such security and access and egress control devices as it may reasonably deem to be appropriate (including, without limitation card controlled gates) and Tenant agrees to cooperate fully with Landlord in such matters. Covered/Reserved parking shall be available to Tenant at a cost of $35.00 per space per month during the Initial Term and any exercised Option Terms of the Lease.

Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of such prohibited activities, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.

Tenant shall pay, throughout the entire Term, an amount equal to the number of reserved-covered parking spaces Tenant leases for its use times the applicable fees (the “Parking Fees”) which Landlord is charging for use of the reserved-covered parking facilities from time to time. Tenant agrees and acknowledges that Tenant shall be obligated to pay such rates regardless of whether or not Tenant actually uses the parking spaces. Such Parking Fees shall be payable monthly commencing with the first installment of Base Rent due under the Lease. If the Commencement Date is other than the first day of a calendar month, the first installment of the Parking Fee shall be prorated on the basis of a thirty (30) day calendar month.

Landlord may, but shall not be obligated, to construct covered parking structures on the Project which shall be available for the use of the Tenant. Should the Tenant elect to rent spaces in a parking structure, Tenant shall pay, throughout the entire Term, an amount equal to the number of parking spaces Tenant rents in the parking structure times the applicable fees (the “Parking Fees”) which Landlord is charging for use of the parking structure. Landlord may, from time to time, increase the Parking Fees being charged in the parking structure upon thirty (30) days prior written notice. Such Parking Fees shall be payable monthly as additional rent by the Tenant. If Landlord mandates the use of the Parking Garage by the Tenant, either temporarily or permanently, such use shall be at no charge to Tenant, its employees, invitees or customers.

EXHIBIT I

RENEWAL OPTIONS

If immediately prior to the expiration of the Initial Term, this Lease shall be in full force and effect, and if written notice is given to Landlord no later than one hundred and eighty (180) days prior to the expiration of the Term of Tenant’s intent to renew, the giving of such notice by Tenant shall be effective to renew this Lease and extend the term hereof as to the Premises without the necessity for execution of any further instrument by either party, for Two (2) additional periods of thirty-six (36) months each (Option Terms) from and after the expiration of said Initial Term. The Option Terms shall be under the same covenants, agreements, terms, provisions and conditions as are contained herein for the Initial Term. Base Rent for each year during the entirety of such Option Terms on the Premises shall, however, be at the “Extension Rate” (as hereinafter defined).

The “Extension Rate” for purposes of calculating the Base Rent payable during each twelve (12) month period of an Option Term shall be the amount equal to the Base Rent in effect for the last month of the Initial Term multiplied by a fraction, which fraction shall have as its numerator the Consumer Price Index For All Urban Consumers using the U.S. City Average (1982-84 = 100), or alternative thereto as hereinafter provided, as published by the U.S. Department of Labor, Bureau of Labor Statistics, for the calendar month which is not more than four (4) months prior to the expiration of the operative twelve (12) month period of tenancy, and which shall have as its denominator the Consumer Price Index, as published for the calendar month which is not more than four (4) months prior to the expiration of the Initial Term. If the present base of said Index should hereafter be changed, then the new base shall be converted to the base now used. In the event that the Bureau should cease to publish the Consumer Price Index, then a similar Index published by any other branch or department of the U.S. Government shall be used. In the event the Bureau shall publish more than one such index, then the index showing the greater proportionate increase shall be used, and if none is so published, then another index generally recognized as authoritative shall be substituted by agreement of the parties hereto, or if no such agreement is reached within a reasonable time, either party may make application to any court of competent jurisdiction to designate such other index. In any event, the base used by any new index shall be reconciled to the 1982-84=100 Base Index. In no event shall the Extension Rate to be paid by Tenant pursuant hereto be less than the Base Rent as adjusted with respect to the last month of the prior twelve (12) month period. In the event the numerator of said fraction is not available at the time of adjustment of the rent as provided herein, Tenant shall continue to pay the rent established for the next prior twelve (12) month period; provided, however, Tenant shall promptly pay to Landlord any deficiency at such time as said rent is adjusted.

EXHIBIT “J”

BROKERS COMMISSION

The parties recognize as the broker(s) who negotiated this Lease, the firm(s), if any, whose name(s) is (are) Taber Thill, Colliers International and agree that Landlord shall be solely responsible for the payment of brokerage commissions to those broker(s), and that the other party shall have no responsibility for the commissions unless otherwise provided in this Lease. Tenant warrants that it has had no dealings with any other real estate broker or agent in connection with the negotiation of this Lease, and the Tenant agrees to indemnify and hold Landlord harmless from any cost, expense or liability (including reasonable attorneys’ fees) for any compensation, commissions or charges claimed by any other real estate broker or agent employed or claiming to represent or to have been employed by Tenant in connection with the negotiation of this Lease. The foregoing agreement shall survive the termination of this Lease. If Tenant fails to take possession of the Premises or if this Lease otherwise terminates prior to the expiration date, Landlord shall be entitled to recover the unamortized portion of any brokerage commission funded by Landlord in addition to any other damages to which Landlord may be entitled.

It is the Landlord’s express policy not to pay commissions for the extensions, renewals, options or expansions of an existing Tenant.

EXHIBIT “K”

COMMENCEMENT DATE

The Commencement date of that Lease by and between McCarran Center, L.C., as Landlord, and VENTURE CATALYST INCORPORATED as Tenant, is hereby acknowledged and agreed to be October 1, 2004.

Accordingly, the Expiration Date is acknowledged and agreed to be                     , 200    .

LANDLORD:	TENANT:
McCarran Center, L.C.	VENTURE CATALYST INCORPORATED
a Nevada Limited Liability Company

By:	By:
Its:	Its:

EXHIBIT L

MASTER SIGN PLAN

MULTI-TENANT

SIGNAGE STANDARDS

A.	GENERAL REQUIREMENTS - ALL BUILDINGS:

1.	All sign plans shall be reviewed and approved in writing by the Landlord for conformity with this criteria and overall design quality prior to installation. Approval or disapproval of sign submittals shall remain the sole right of the Landlord.

2.	All permits for signs and installation thereof shall be approved by the Landlord or its representative. The expense of obtaining permits, the fabrication and the installation of all signs shall be the responsibility of the Tenant.

B.	GENERAL SPECIFICATIONS - ALL BUILDINGS:

1.	No projections beyond the sign area will be permitted. Signage area is to be within limits as indicated by the Landlord in this criteria.

2.	Except as provided herein, no advertising placards, banners, pennants, name insignia, trademarks or other described material shall be affixed or maintained upon the glass panels and supports of the windows and doors or upon the exterior walls of the building or office front.

3.	All signs and their installation shall comply with all local building codes.

4.	Signs shall be composed of individual lettering. Logos will be considered on a case by case basis.

C.	GENERAL CONSTRUCTION REQUIREMENTS - ALL BUILDINGS:

1.	Tenant shall be responsible for the manufacture, complete installation and maintenance of the building letters and vinyl lettering.

2.	All signs are to be installed under the direction of the Landlord’s superintendent or representative.

3.	Tenant shall be fully responsible for the Tenant’s sign contractor.

4.	Tenant’s sign contractor shall execute Landlord’s Right of Entry Agreement prior to installation of signage.

5.	Tenant’s sign contractor shall repair any damage to any portion of the structure and finish caused by its work.

6.	All penetrations of the building structure required for sign installation shall be sealed in a water tight condition and shall be patched to match Building finish adjacent to the installation.

7.	No signmaker’s label or other identification will be permitted on an exposed surface of the sign, except for those required by ordinance, which shall be placed in an inconspicuous location.

8.	No signs or lettering will be permitted on the building roof.

D.	SIGN CONTRACTOR GENERAL REQUIREMENTS - ALL BUILDINGS:

1.	Tenant shall use YESCO (Young Electric Sign Company) to produce and install signage.

2.	All companies bidding to manufacture signs are to be advised by Tenant that no substitutes will be accepted unless indicated in the specifications and approved by the Landlord.

3.	All manufacturers are to be advised by Tenant that prior to acceptance and final payment, each unit will be inspected for conformity with approved plans. Any signs found not in conformity will be rejected and removed at the Tenant’s expense.

4.	Entire display shall be guaranteed for 90 days against defects in material and workmanship. Defective parts shall be replaced without charge.

5.	Sign company shall carry workman’s compensation and public liability insurance against all damage suffered or done to any and all persons and/or property while engaged in the construction or erection of signs in the amount of $1,000,000.

E.	SINGLE-STORY MULTI-TENANT BUILDINGS - SIGNAGE:

1.	Building signage to be flush mounted, non-illuminated, individual letters, with both upper and lower case permitted.

2.	The width of the Tenant sign facia shall not exceed the width of the Sign Band (as delineated on the exterior elevations). Lettering shall center on demised premises unless otherwise approved by Landlord.

3.	Size of the Building signage letters shall be 18” maximum and logos 24” maximum in height by 3/4” in depth. Any exceptions will require prior written consent of the Landlord.

4.	Building signage letters will be Helvetica medium or as approved by the Landlord and painted to match Building standard color selected by Landlord.

5.	Tenant will be permitted to place at the main entrance of its demised premises not more than 144 inches of vinyl lettering, not to exceed two and three fourths inches (2-3/4”) in height, maximum of four (4) lines, indicating suite number and name. Any exceptions will require prior written consent of the Landlord.

6.	Tenant’s non-customer door for private, employee or merchandise entry may have uniformly applied in two and three-fourths inches (2-3/4”) high vinyl block letters, the Tenant’s name and suite number.

7.	Building address (excluding suite number) shall be provided by Landlord.

F.	MULTI-STORY BUILDINGS - PARAPET SIGN:

1.	Parapet Wall Sign

Shall mean a logo symbol and/or sign text consisting of individual symbols or letters installed directly to the parapet of the Building. The use of “Raceways” for letter attachment to the Building is not permitted.

2.	Signable Area

Shall mean the display surface of a sign encompassed within a single continuous perimeter, which encloses the extreme limits of the display face of that graphic.

3.	Display

Parapet signs shall use a single line of text.

4.	Alignment

Parapet signs shall be located a distance equal to the height of the wall sign (but not less that 3’0”) from the vertical edge of the building, a minimum of 18” above the highest ceiling line and a minimum of 18” below the top of the parapet. The sign shall insure the geometric relationship to the vertical and horizontal features of the building.

5.	Height

Wall sign height shall not exceed the height as listed in the table below, unless specifically approved by Landlord.

Number of Stories	Maximum Height
1	2’-0”
2	2’-6”
3 or more	3’-0”

6.	Area

Wall sign area shall be as listed in the table below, unless specifically approved by Landlord.

Number of Stories	Maximum Square Footage
1	64
2	100
3 or more	144

7.	Materials and Construction

Parapet signs shall utilize dark anodized bronze aluminum or other materials as approved by Landlord. Returns and trim shall match color of sign face unless otherwise approved. All signs shall consist of individual letters and/or symbols. No continuous sign cabinets or raceways shall be permitted.

8.	Colors

Colors of parapet sign materials shall be determined by Landlord. Registered trademark/logo colors are allowed.

9.	Illumination and Lighting Control

Parapet signs shall be either non-illuminated or interior or halo illuminated with no exposed conduit, raceway or similar cabinets and shall be wired in such a manner that if any one portion and/or letter of the sign were to burn out, the illumination of the entire sign will automatically turn off.

10.	Submittal

All parapet signs must be submitted to the Landlord for approval. Upon receiving approval from the Landlord, the Tenant’s sign contractor shall obtain all required permits.

11.	Tenant will be permitted to place either the Building standard or a Landlord approved (at Landlord’s discretion) main entrance sign at the customer entrance of the Premises.

12.	Tenant’s non-customer door for private, employee or merchandise entry may have uniformity applied in two and three-fourths (2 ¾”) inches high vinyl block letters, the Tenant’s name and suite number.

13.	The Building’s exterior address shall be provided by Landlord.

EXHIBIT M

WHEN RECORDED, RETURN TO:

___________________________

___________________________

___________________________

___________________________

SUBORDINATION, NONDISTURBANCE

AND ATTORNMENT AGREEMENT

(Modify as Necessary for Ground Lease, if Any)

THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is made and entered into as of                     , 200   by and between                                 , a(n)                                  (“Lender”) and                                 , a(n)                                  (“Tenant”).

Recitals

This Agreement is made with respect to the following facts:

A. Pursuant to Loan Agreement dated as of                     , 200   (the “Loan Agreement”) entered into among                     , a                     , and                     , a                     , the Lenders made a loan to Landlord (the “Loan”).

B. The loan is secured by a Deed of Trust, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing (the “Deed of Trust”) which was recorded in the Official Records of Clark County, Nevada, as Instrument No.                    , encumbers certain real property owned by Landlord located in Clark County, Nevada, and more particularly described in the Deed of Trust (the “Property”).

C. Lender is [the holder of 100% of the rights/has purchased the Loan and succeeded to 100% of the rights] of the Landlord under the Loan Agreement, the Deed of Trust and the other documents evidenced the Loan [pursuant to, inter alia, (i) an Assignment of Loan Documents dated                     , and (ii) and Assignment of Beneficial Interest under Deed of Trust and under Assignment of Leases and Rents recorded in the Official Records of Clark County, Nevada, on                      as Instrument No.                     ].

D. Pursuant to a Lease Agreement dated                      between McCarran Center, L.C., a Nevada limited liability company, as landlord (“Landlord”), and Tenant (the “Lease”), Landlord leased to Tenant [a portion of] the Property consisting of approximately                                  rentable square feet of office space commonly know as                                                  , as more particularly described in the Lease as the “Premises”.

E. Lender and Tenant now desire to clarify their respective rights with respect to the Premises, to confirm the right of Tenant to quiet and peaceable possession of the Premises under the Lease, and to further define the terms, covenants and conditions precedent to such right of quiet and peaceable possession.

Agreement

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. The recitals set forth above are incorporated herein by reference.

2. Tenant covenants and agrees that the Lease now is and at all times shall continue to be subject and subordinate in each and every respect to the lien of the Deed of Trust, to the full extent of the principal, interest and other sums secured thereby. Tenant, upon request, shall execute and deliver any a certificate or other instrument whether or not in recordable form which Lender reasonably may request to confirm such subordination.

3. As long as Tenant is in compliance with the terms of this Agreement and is not in default in the performance of its obligations under the Lease, which default remains uncured beyond the expiration of any applicable grace or cure periods, (i) Lender shall not name Tenant as a party defendant in any action for foreclosure or other enforcement of the Deed of Trust (unless required by law), nor shall the Lease be terminated by Lender in connection with, or by reason of, foreclosure or other proceedings for the enforcement of the Deed of Trust, or by reason of a transfer of the Landlord’s interest under the Lease pursuant to the taking of a deed or assignment in lieu of foreclosure (or similar device), and in such event the Lease shall remain in full force and effect as a direct lease between Tenant and any person, including without limitation Lender, acquiring or succeeded to the interests of Landlord as a result of any such action or proceeding (hereinafter referred to as a “Successor”) and (ii) Tenant’s use or possession of the Premises shall not be interfered with by Lender or anyone acting by or through Lender.

4. If any portion of the Property affected by the Lease is damaged by an insured casualty or if any portion of the Property affected by the Lease is taken under the power of eminent domain, or sold under the threat of the exercise of said power, then Lender agrees that insurance or condemnation proceeds otherwise payable to Lender as a result thereof shall be made available to Landlord to repair and/or restore the Property.

5. If the interest of Landlord under the lease shall be transferred by reason of foreclosure or other proceedings for enforcement of the Deed of Trust or the obligations which it secures or pursuant to a taking of a deed or assignment in lieu of foreclosure (or similar device), Tenant shall be bound to the Successor and the Successor shall be bound to Tenant under all terms, covenants and conditions of the Lease for the unexpired balance of the term thereof remaining (and any extensions, if exercised), with the same force and effect as if the Successor were the landlord, and Tenant does hereby (i) agree to attorn to the Successor, including lender if it be the Successor, as its landlord, (ii) affirm its obligation under the Lease and (iii) agree to make payments of all sums due under the Lease to the Successor, said attornment, affirmation and agreement to be effective and self-operative without the execution of any further instruments, upon the Successor succeeding to the interest of Landlord under the Lease.

6. Tenant agrees that this Agreement satisfies any condition or requirement in the Lease relating to the granting of a non-disturbance agreement with respect to the Deed of Trust. Tenant further agrees that in the event there is any inconsistency between the terms and provisions hereof and the terms and provisions of the Lease dealing with non-disturbance, the terms and provisions hereof shall be controlling.

7. This Agreement may not be modified except by an agreement in writing signed by the parties or their respective successors-in-interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

8. Nothing contained in this Agreement shall in any way impair or affect the lien created by the Deed of Trust, except as specifically set forth herein.

9. If either party hereto shall bring suit to enforce the terms and provisions hereof or to recover damages for breach, the prevailing party shall be entitled to recover from the other party all reasonable costs, expenses and attorneys’ fees incurred in connection with the exercise by the prevailing party of its rights and remedies hereunder. The amount of the attorneys’ fees is to be affixed by the court without a jury. For the purpose of this paragraph, the term “prevailing party” shall mean, in the case of the claimant, one who is successful in obtaining substantially all of the relief sought, and in the case of the defendant or respondent, one who is successful in denying substantially all of the relief sought by the claimant.

10. This Agreement may be executed in one or more counterparts, each of which when taken together shall constitute one and the same instrument. This Agreement has been executed in the State of Nevada, and the laws of the State of Nevada shall govern its construction, performance and terms. This Agreement shall be construed according to its plain meaning and shall not be strictly construed either for or against any party hereto. Either party hereto may record this document in the official records of the county in which the Property is located.

LENDER:

_______________________________,
a(n)_____________________________

By:____________________________________

Name:__________________________________

Title:___________________________________

TENANT:

_______________________________,
a(n)_____________________________

By:____________________________________

Name:__________________________________

Title:___________________________________

STATE OF NEVADA	)
)ss.
County of Clark	)

The foregoing instrument was acknowledged before me this              day of                     , 200   by                                               the                      of                                              , on behalf of such                                         .

Notary Public

My Commission Expires:

_____________________

STATE OF NEVADA	)
)ss.
County of Clark	)

The foregoing instrument was acknowledged before me this              day of                     , 200   by                                               the                      of                                              , on behalf of such                                         .

Notary Public

My Commission Expires:

_____________________

EXHIBIT N

TENANT ESTOPPEL CERTIFICATE

TO:

PREMISES:

LOCATION:

LEASE DATE:

DATE OF AMENDMENTS, IF ANY:

TENANT:

LANDLORD: McCarran Center, L.C.

Tenant is a tenant of the Premises pursuant to the lease described above and any amendments thereto (the “Lease”) and hereby certifies the following information which you, exclusively, may rely upon in connection with your loan to Landlord:

1. The Lease, a copy of which is attached hereto as Exhibit “A”, is presently in full force and effect and has not been modified, supplemented or amended except as follows:

                                                                                                                                                                                                                          .

2. (a) The commencement date of the Lease was or will be                     , and the date of expiration of the Lease will be                     , subject to extensions of the Commencement Date pursuant to Paragraph                      of the Lease and subject to the Tenant’s right, if any, to extend the term of the Lease as follows:

                                                                                                                                                                                                                          .

(b) The Premises consists of                      square feet for                                                                                                                                                                                                                                                                                                                                use(s).

3. (a) The base rent payable under the terms of the Lease is $                    .

(b) The base rent payable under the terms of the Lease has been paid through                     .

(c) The Lease provides for                      months free rent, and Landlord has not agreed to any other free rent periods except as follows:                                                                                                                           .

5. Tenant has not assigned its rights under the Lease or sublet any portion of the Premises except as follows:                                              .

6. There are no current actions, whether voluntary or otherwise, pending against Tenant under any insolvency, bankruptcy or other debtor relief laws of the United States.

7. Landlord is not currently in default in the performance of any covenants, conditions, agreements, terms or provisions contained in the Lease. Landlord has no current obligations to Tenant or agreements with Tenant, except as set forth in writing in the Lease.

8. Tenant has not been granted any rent abatements or concessions for the term of the Lease, except as set forth in the Lease or in Paragraph 4 (c) of this estoppel certificate, and Tenant is not owed any money by Landlord which can be offset or otherwise deducted from the rental due under the Lease, except as follows:                                                                                      .

9. Tenant has deposited                      as a security deposit with Landlord.

10. Except as set forth in the Lease, landlord has no current obligations to or agreements with Tenant with respect to the Premises, including, without limitation, any obligations or agreements regarding any tenant improvement work to be performed by Landlord.

THE STATEMENTS MADE HEREIN SHALL BE BINDING UPON US, OUR SUCCESSORS AND ASSIGNS, AND SHALL INURE TO YOUR BENEFIT AND THE BENEFIT OF YOUR SUCCESSORS AND ASSIGNS. THE OFFICER, PARTNER OR PERSON, AS APPLICABLE, EXECUTING THIS CERTIFICATE HAS BEEN DULY EMPOWERED TO DO SO ON BEHALF OF THE UNDERSIGNED.

Tenant:

By:

Its: